Exhibit 99.1

CSX CORPORATION 401(K) PLAN

Amended and Restated Effective January 1, 2020

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

i

(continued)

Page

1.44	PLAN YEAR	14
1.45	PRE-TAX ACCOUNT	14
1.46	PRE-TAX CONTRIBUTIONS	14
1.47	PROFIT-SHARING ACCOUNT	15
1.48	QACA MATCH ACCOUNT	15
1.49	QACA MATCHING CONTRIBUTIONS	15
1.50	REQUIRED BEGINNING DATE	15
1.51	RETIREMENT	15
1.52	ROLLOVER ACCOUNT	15
1.53	ROLLOVER CONTRIBUTIONS	15
1.54	ROTH ACCOUNT	16
1.55	ROTH CONTRIBUTIONS	16
1.56	SEA-LAND PLAN	16
1.57	SERVICE	16
1.58	SEVERANCE DATE	17
1.59	SPOUSAL CONSENT	18
1.60	SPOUSE OR SURVIVING SPOUSE	18
1.61	TESTING COMPENSATION	18
1.62	TRUST	19
1.63	TRUST AGREEMENT	19
1.64	TRUST ASSETS	19
1.65	TRUSTEE	20
1.66	UNIFORMED SERVICE	20
1.67	USERRA	20
1.68	VALUATION DATE	20
1.69	YEARS OF SERVICE	20

ARTICLE II ELIGIBILITY AND ENROLLMENT		21

2.01	ELIGIBILITY	21
2.02	ENROLLMENT	21
2.03	LOSS IN ELIGIBLE STATUS	22
2.04	TERMINATION OF MEMBER STATUS	22

ARTICLE III CONTRIBUTIONS		23

3.01	PRE-TAX AND ROTH CONTRIBUTIONS	23
3.02	AFTER-TAX CONTRIBUTIONS	26
3.03	COMPANY MATCHING CONTRIBUTIONS	26
3.04	PROFIT-SHARING CONTRIBUTIONS	27
3.05	ENHANCED 401(K) CONTRIBUTIONS	28
3.06	ROLLOVER CONTRIBUTIONS AND TRANSFERS	28
3.07	USERRA CONTRIBUTIONS	29
3.08	CHANGE OR SUSPENSION OF CONTRIBUTIONS	30
3.09	LIMITATIONS AFFECTING HIGHLY COMPENSATED EMPLOYEES	30
3.10	MAXIMUM ANNUAL ADDITIONS	32

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(continued)

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

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CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

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CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

v

CSX CORPORATION 401(K) PLAN

INTRODUCTION

The CSX Corporation 401(k) Plan (“Plan”) became effective December 1, 1985. The Plan is a profit-sharing plan intended to meet the requirements of Code Section 401(a). In addition, the Plan provides for contributions under Code Section 401(k) and matching and employee contributions under Code Section 401(m). Various compliance and other amendments have been made to the Plan over the years. Several of the more significant amendments are described below.

The Plan was amended and restated, effective January 1, 2001, to convert all amounts held in the CSX stock fund that relate to (i) Company Matching Contributions, (ii) After-Tax Contributions, (iii) Pre-Tax Contributions that had satisfied Actual Deferral Percentage testing, and (iv) Rollover Contributions to an employee stock ownership plan (satisfying the requirements of Code Section 4975(e)(7)).

The Plan was subsequently amended, effective May 1, 2002, to permit the reallocation of a Member’s Company Match Account invested in the CSX stock fund among the other Investment Funds available under the Plan, irrespective of the Member’s attained age or service with the Employer or an Affiliate. The Plan was further amended to provide that, effective January 1, 2004, Members may direct the investment of employer matching contributions made on their behalf.

The Plan was further amended to reflect new automatic enrollment and automatic increase features and to reflect miscellaneous technical and administrative changes relating in part to the Plan’s change in third party administrators. The Plan was also amended December 8, 2008, to reflect certain changes under the Pension Protection Act of 2006, and for compliance with the final Treasury Regulations for the Code Section 415 limitations effective for Limitation Years beginning after July 1, 2007.

The Plan was amended and restated, effective May 1, 2010, for certain design changes, including the addition of a qualified automatic contribution arrangement (“QACA”) safe harbor, within the meaning of Code Section 401(k)(13), effective for Plan Years commencing on and after January 1, 2011. Accordingly, various provisions of the Plan will have no effect on and after January 1, 2011, the effective date of the QACA safe harbor and the discontinuance of After-Tax Contributions. To the extent inapplicable, any such provision shall be disregarded in administering the Plan.

The Plan was amended and restated, effective January 1, 2012, and submitted to the Internal Revenue Service for a determination of its qualified status as written. This letter was received May 1, 2013.

Effective January 1, 2014, the name of the Plan shall be changed to the CSX Corporation 401(k) Plan. The informal reference to the Plan as “CSXtra” will continue unchanged. In addition, the Plan was amended and restated, effective January 1, 2014, to add a Roth contribution feature, effective January 1, 2015.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

It is intended that the Plan satisfy all applicable requirements of the Code and the Employee Retirement Income Security Act of 1974, as amended, and the Plan shall be interpreted to comply therewith.

Unless otherwise specifically stated or required by law to be effective as of an earlier or later date, changes reflected in this amendment and restatement are effective January 1, 2020. Except as otherwise specifically provided, or as required by law, the benefits due an individual under the Plan or any prior version of the Plan shall be determined based on the provisions of the January 1, 2020 Plan, Plan No. 003 (or the applicable predecessor) in effect on the date he or she (or the related Member) separated from the service of an Employer or an Affiliate and shall not be affected by any subsequent amendment to the Plan.

This January 1, 2020 amendment and restatement amends the Plan to (i) revise the Plan’s rules for hardship distributions to conform to the final regulations promulgated under the Bipartisan Budget Act of 2018 and Code Section 401(k); (ii) provide that, effective January 1, 2020, installments may be made over the lifetime of certain individuals, instead of limiting such installments to 240 monthly installments; and (iii) add a 3% Employer contribution for eligible Members who are hired or rehired on or after January 1, 2020.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

ARTICLE I

DEFINITIONS

1.01 ACCOUNT

“Account” means, individually or collectively, as applicable, the Company Match Account, the Profit-Sharing Account, the After-Tax Account, the Pre-Tax Account, the Rollover Account, the QACA Match Account, and the Enhanced 401(k) Contribution Account, to the extent any one or more of such subaccounts has been established for the benefit of a Member under the terms of the Plan. Separate Accounts or subaccounts may be maintained with respect to any Account.

1.02 ACTUAL CONTRIBUTION PERCENTAGE OR ACP

(a) “Actual Contribution Percentage” or “ACP” means, for a specified group of Employees for a Plan Year, the average of the contribution ratios, calculated separately for each Employee in the group, of:

(1) the sum of the Company Matching Contributions made on behalf of such Employee for the Plan Year; divided by

(2) the Employee’s Testing Compensation for the Plan Year.

(b) For purposes of calculating the ACP, in the event an Employee who is a Highly Compensated Employee participates in two or more such plans sponsored by CSX or an Affiliate, all such plans shall be aggregated.

(c) The ratios and the ACP for each group of Employees shall be calculated to the nearest hundredth of a percentage point.

1.03 ACTUAL DEFERRAL PERCENTAGE OR ADP

“Actual Deferral Percentage” or “ADP” means, to the extent applicable, with respect to a specified group of Employees for a Plan Year, the average of the deferral ratios, calculated separately for each Employee in that group, of

(a) the amount of Pre-Tax Contributions and/or Roth Contributions (not including Pre-Tax or Roth Restoration Contributions under USERRA pursuant to Section 3.07) for a Plan Year (whether or not such contributions are returned to the Member pursuant to Section 3.01(d); divided by

(b) the Employee’s Testing Compensation for the Plan Year.

Deferral ratios and the ADP for each specified group of Employees shall be calculated to the nearest hundredth of a percentage point. The deferral ratio of an Employee who is eligible to make but does not make a Pre-Tax Contribution and/or a Roth Contribution is zero. For purposes of determining an Employee’s deferral ratio, Pre-Tax Contributions and Roth Contributions shall not include Catch-Up Contributions and Catch-Up Roth Contributions made pursuant to Section 3.01(e) and Code Section 414(v).

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

1.04 AFFILIATE

“Affiliate” means any company which is a member of a controlled group of corporations (determined under Code Section 1563(a) without regard to Code Sections 1563(a)(4) and (e)(3)(C)) which includes CSX, except that with respect to Section 3.10 “more than 50 percent” shall be substituted for “at least 80 percent” where it appears in Code Section 1563(a)(1). For purposes of Section 3.10, “Affiliate” also includes any trade or business under common control (as defined in Code Section 414(c)) with CSX, or a member of an affiliated service group (as defined in Code Section 414(m)) which includes CSX, or entities required to be considered Affiliates under Code Section 414(o). For purposes of determining an Affiliate of an Employer which is not CSX, the references to “CSX” above shall be replaced with the name of such Employer.

1.05 AFTER-TAX ACCOUNT

“After-Tax Account” means the subaccount to which shall be credited the After-Tax Contributions made by a Member prior to January 1, 2011, and the balance in his or her “basic and supplemental investment accounts” under the Sea-Land Plan on December 31, 1988, and earnings on those amounts.

1.06 AFTER-TAX CONTRIBUTIONS

“After-Tax Contributions” means amounts that were contributed on behalf of a Member prior to January 1, 2011. For purposes of Articles VII and VIII, the term After-Tax Contributions shall also include all Member contributions made under the Plan on an after-tax basis prior to 1989 that were matched by Employer contributions.

1.07 ANNUAL ADDITION

(a) “Annual Addition” means the sum of the following amounts allocated to a Member’s Account under this Plan or any other Defined Contribution Plan maintained by CSX or an Affiliate for any Limitation Year:

(1) the total contributions, including Pre-Tax Contributions and/or Roth Contributions, made on the Member’s behalf by CSX and all Affiliates;

(2) all After-Tax Contributions;

(3) forfeitures, if applicable, that have been allocated to the Member’s Accounts under this Plan or his or her accounts under any other such Defined Contribution Plan. Any Excess Deferrals, Excess Contributions or Excess Aggregate Contributions which may have been distributed under the provisions of Section 3.01(d) or Section 3.09 shall be included in the Annual Addition for the year allocated;

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(4) amounts allocated to an individual medical account as defined in Code Section 415(l)(2), which is part of any pension or annuity plan maintained by the Employer or any Affiliate and amounts derived from contributions paid or accrued which are attributable to postretirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by an Employer or Affiliate; and

(5) Effective as of the first day of the first Limitation Year beginning on or after July 1, 2007, if an Employee or the Employer transfers assets to the Plan in exchange for consideration that is less than the fair market value of the assets transferred to the Plan, then the excess of the fair market value of the assets transferred over the consideration received for the asset is an Annual Addition.

(b) Notwithstanding the foregoing, a Member’s Annual Additions do not include the following:

(1) The restoration of a Member’s Account by the Employer in accordance with Code Section 411(a)(3)(D) or Code Section 411(a)(7)(C) for the Limitation Year in which the restoration occurs, or repayments of prior Plan distributions described in Code Section 411(a)(7)(B);

(2) Catch-Up Contributions and Catch-Up Roth Contributions made pursuant to Section 3.01(e), Rollover Contributions or the direct transfer of benefits to the Plan from an Eligible Retirement Plan as defined in Section 9.08(b)(3);

(3) A “restorative payment” that is allocated to an After-Tax Account. “Restorative payment” means a payment made to restore some or all of the Plan’s losses resulting from the actions of a fiduciary for which there is a reasonable risk of liability for breach of fiduciary duty under ERISA or under other federal or state law, and where Members who are similarly situated are treated similarly with respect to such payments. This includes payments to the Plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement.

(4) Repayments of loans made to a Member from the Plan; or

(5) The reinvestment of dividends on Employer securities.

Notwithstanding this provision and any provision of any other plan with which this Plan must be aggregated for purposes of the limitations set forth herein, to the extent Annual Additions must be reduced, the Annual Addition under this Plan shall be reduced prior to the reduction of such Member’s Annual Addition under any such other plan.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

1.08 BENEFICIARY

“Beneficiary’’ means any person or entity designated by a Member, Beneficiary or Alternate Payee, in a manner prescribed by the Plan Administrator to receive benefits payable in the event of the Member’s death. However, if the Member is married, his or her Spouse shall be deemed to be the Beneficiary unless Spousal Consent to the designation of another Beneficiary has been received by the Plan Administrator. Notwithstanding the preceding, to the extent a Qualified Domestic Relations Order has been entered naming an Alternate Payee (as defined in Section 12.03(l)) as Beneficiary of all or any portion of any benefit payable under this Plan on the death of a Member, such Qualified Domestic Relations Order shall control or supersede, as applicable, the relevant portion of any such Beneficiary designation. If no such designation is in effect at the time of death of the Member, or if no person or persons so designated shall survive the Member, the Member’s Spouse, children, parents, brothers and sisters, or estate, in that order, shall be deemed to be the Beneficiary.

1.09 BENEFIT APPEALS COMMITTEE

“Benefit Appeals Committee” means the committee appointed by the Fiduciary Oversight Committee to review benefits claims in accordance with Section 10.04(f)(2).

1.10 BENEFIT COMPENSATION

(a) General. “Benefit Compensation” means the regular base salary and wages, overtime pay and commissions which are payable to an Employee during a calendar year for services rendered as an Employee of an Employer, including salary continuance during short-term disability and special pay adjustments for in-grade transfers, all determined prior to any reduction pursuant to Section 3.01 and prior to any reduction pursuant to a Member’s election of pre-tax contributions under a cafeteria plan (within the meaning of Code Section 125) maintained by an Employer and amounts that are not includible in the Member’s gross income pursuant to Code Section 132(f)(4). Amounts shall be deemed payable in the calendar year in which services are or would have been performed, unless the Plan Administrator determines, on a uniform and nondiscriminatory basis, that the amounts should be treated as Benefit Compensation in the calendar year of receipt by the Member.

(b) Exclusions. Benefit Compensation shall exclude bonuses, severance payments and other forms of special pay.

(c) Limitation. Notwithstanding the foregoing, effective January 1, 2020, the Benefit Compensation taken into account in accruing benefits under the Plan for any Plan Year may not exceed $285,000 or such adjusted dollar amount announced by the Secretary of the Treasury or his or her delegate in accordance with Code Section 401(a)(17)(B). A Member who is also employed by an employer which is not an Affiliate shall have the compensation limit applied separately to his or her compensation received from such unrelated employer. The cost-of-living adjustment in effect for a calendar year shall apply to any determination period beginning in such calendar year. In the event of a Plan Year which consists of less than 12 months, the annual Benefit Compensation limit shall be adjusted to an amount equal to the then otherwise applicable limit for a full twelve month period multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12. In no event may the amount of Benefit Compensation that is taken into account exceed a Member’s actual compensation through the applicable pay period.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(d) During Military Leave. Any Employee returning from Military Leave while his or her reemployment rights are protected by USERRA shall be treated as having received Benefit Compensation during his or her Military Leave equal to either (1) the Benefit Compensation the Employee would have received from an Employer but for the Military Leave, or (2) if the Benefit Compensation the Employee would have received during the period of Military Leave is not reasonably certain, the Employee’s average Benefit Compensation during the 12-month period immediately preceding the Military Leave (or, if shorter, the period of employment immediately preceding the Military Leave).

(e) Differential Wage Payments to Active Duty Members of the Uniformed Services. To the extent required by law or as provided by CSX, any differential wage payments, as defined in Code Section 3401(h), made to a Member with respect to any period during which the Member is performing services in the Uniformed Services (as defined in chapter 43 of title 38, United States Code) while on active duty for a period of more than 30 days shall be Benefit Compensation for Plan allocation purposes in accordance with Code Section 414(u)(12). Differential wage payments shall be treated as Benefit Compensation for purposes of making Pre-Tax Contributions and Roth Contributions and shall be provided to all similarly situated Members on reasonably equivalent terms.

(f) A Member’s Benefit Compensation shall not include compensation paid by an Employer for periods prior to the date he or she became a Member of the Plan.

1.11 BOARD OF DIRECTORS

“Board of Directors” means the Board of Directors of CSX Corporation.

1.12 BREAK IN SERVICE

“Break in Service” means a period which constitutes a break in an Employee’s Service, as provided in Section 1.57.

1.13 CATCH-UP CONTRIBUTIONS

“Catch-Up Contributions” means all amounts contributed on a Member’s behalf pursuant to Section 3.01(e) of the Plan and earnings thereon.

1.14 CATCH-UP CONTRIBUTIONS ACCOUNT

“Catch-Up Contributions Account” means the Member’s subaccount credited with Catch-Up Contributions and earnings on those amounts.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

1.15 CATCH-UP ROTH CONTRIBUTIONS

“Catch-Up Roth Contributions” means, effective January 1, 2015, all amounts contributed on a Member’s behalf pursuant to Section 3.01(e) of the Plan and earnings thereon.

1.16 CATCH-UP ROTH ACCOUNT

“Catch-Up Roth Account” means the Member’s subaccount credited with Catch-Up Roth Contributions and earnings on those amounts.

1.17 CODE

“Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

1.18 COMPANY MATCH ACCOUNT

“Company Match Account” means the Member’s subaccount credited with the Company Matching Contributions and earnings on those amounts.

1.19 COMPANY MATCHING CONTRIBUTIONS

“Company Matching Contributions” means all amounts contributed on a Member’s behalf pursuant to Section 3.03 of the Plan.

1.20 COMPANY STOCK

“Company Stock” means the voting common stock, $1.00 par value, of CSX Corporation which constitutes “qualifying employer securities,” as defined in Code Section 4975(e)(8).

1.21 CSX

“CSX” means CSX Corporation, a Virginia Corporation.

1.22 DEFINED CONTRIBUTION PLAN

“Defined Contribution Plan” means a qualified plan that is a pension, profit sharing or stock bonus plan that provides for an individual account for each Member and for benefits based solely upon the amount allocated to the Member’s account, and any income, expenses, gains and losses allocated to the Member’s accounts.

1.23 DISABILITY

“Disability” means, as of any date of determination, the mental or physical impairment of a Member as a result of which he is currently in receipt of disability benefits under the long term disability plan maintained by the Employer. If no such long term disability plan is maintained with respect to a Member, he shall be deemed to have incurred a Disability if he is currently in receipt of disability benefits under the Federal Social Security Act or the Federal Railroad Retirement Act.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

1.24 EMPLOYEE

(a) “Employee” means any person employed by and actually rendering services to an Employer who (1) is classified as an employee by an Employer for U.S. federal income tax withholding purposes whether or not such classification is ultimately determined to be correct as a matter of law, or an Employer subsequently agrees to retroactively reclassify such person, and (2) receives Testing Compensation other than long-term disability benefits, a pension, retainer, or fee under contract.

(b) Exclusions. Employee shall exclude Leased Employees, persons covered by a collective bargaining agreement pursuant to which benefits were the subject of good faith collective bargaining unless coverage is extended to them pursuant to such agreement, any person who is a non-resident alien (with respect to the United States) without United States source income, within the meaning of Code Sections 911(d)(2) and 861(a)(3), and any individual who is employed as an independent contractor whether or not any such classifications are ultimately determined to be correct as a matter of law, or an Employer subsequently agrees to retroactively treat or reclassify such person as an employee.

(c) Members on Active Duty Receiving Differential Wage Payments. A Member who is performing services in the Uniformed Services on active duty for a period of more than 30 days and receiving differential wage payments, as described in Section 1.10(e) from the Employer, shall be treated as an Employee of the Employer for all purposes under the Plan.

1.25 EMPLOYER

“Employer” means any Affiliate that has elected to participate in the Plan with respect to its Employees in accordance with the requirements of Section 13.04.

1.26 ENHANCED 401(K) CONTRIBUTIONS

“Enhanced 401(k) Contributions” means Employer contributions made on a Member’s behalf pursuant to Section 3.05 for the Plan Year and allocated to a Member’s Account for such Plan Year. Enhanced 401(k) Contributions are subject to a vesting schedule in accordance with Article VI and are subject to the distribution restrictions of Section 9.11(a).

1.27 ENHANCED 401(K) CONTRIBUTION ACCOUNT

“Enhanced 401(k) Contribution Account” means the subaccount to which shall be credited the Enhanced 401(k) Contributions made on a Member’s behalf pursuant to Section 3.05 and earnings on those contributions.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

1.28 ERISA

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

1.29 EXCESS AGGREGATE CONTRIBUTIONS

“Excess Aggregate Contributions” means, for any Plan Year, the amount, if any, by which the Company Matching Contributions actually made during such Plan Year on behalf of Highly Compensated Employees exceeds the maximum amount of such contributions permitted under the limitations described in Section 3.09(c). To determine the total Excess Aggregate Contributions under the Plan for a Plan Year:

(a) calculate the reduction in contributions made on behalf of Highly Compensated Employees in order of their contribution ratios, beginning with the highest of such percentages in accordance with Treasury Regulations Section 1.401(m)-2(b)(2); then

(b) total the dollar amounts calculated in subsection (a). Excess Aggregate Contributions are determined after first determining any Excess Deferrals and Excess Contributions.

1.30 EXCESS CONTRIBUTIONS

“Excess Contributions” means, for any Plan Year, the amount, if any, by which the Pre-Tax Contributions and/or Roth Contributions made during such Plan Year by Highly Compensated Employees exceeds the maximum amount of such contributions permitted under the limitations described in Section 3.09(a). To determine the total Excess Contributions under the Plan for a Plan Year:

(a) calculate the reduction in contributions made on behalf of Highly Compensated Employees in the order of their deferral ratios, beginning with the highest of such ratios in accordance with Treasury Regulations Section 1.401(k)-2(b)(2); then

(b) total the dollar amounts calculated in subsection (a).

Excess Contributions are determined after first determining any Excess Deferrals.

1.31 EXCESS DEFERRALS

(a) “Excess Deferrals” means, the amount, if any, by which elective deferrals of Pre-Tax Contributions and/or Roth Contributions exceed the applicable dollar amount under Code Section 402(g)(1)(B) in any taxable year (as adjusted by the Secretary of the Treasury at the same time and in the same manner as the cost-of-living adjustments applicable under Code Section 415(d)). With respect to any taxable year, a Member’s elective deferrals are the sum of all contributions made by an Employer on behalf of such Member pursuant to:

(1) any election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k);

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(2) any employer contributions to a simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), or effective January 1, 1997, a savings incentive match plan for employees of small employers (SIMPLE IRA) as described in Code Section 408(p)(2);

(3) any contribution made by an employer on behalf of a Member for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction election;

(4) any employee contribution designated as deductible under a trust described in Code Section 501(c)(18) to the extent deductible from the individual’s income for the taxable year on account of Code Section 501(c)(18) (before applying the limits of Code Section 402(g));

(5) any eligible deferred compensation under Code Section 457; and

(6) In the event that a Member has Excess Deferrals and has made both Pre-Tax Contributions and Roth Contributions, the Plan shall distribute Pre-Tax Contributions first.

(b) Catch-Up Contributions and Catch-Up Roth Contributions made pursuant to Section 3.01(e) and Code Section 414(v) are not included in the computation of Excess Deferrals.

(c) Excess Deferrals shall be treated as Annual Additions under the Plan unless such amounts are distributed no later than the first April 15 following the close of the Member’s taxable year in which such Excess Deferrals occurred.

1.32 FIDUCIARY OVERSIGHT COMMITTEE

“Fiduciary Oversight Committee” means the committee designated by CSX to be responsible for selecting members to serve on the committee comprising the Plan Administrator, the Investment Committee and the Benefit Appeals Committee.

1.33 HIGHLY COMPENSATED EMPLOYEE

(a) “Highly Compensated Employee” means:

(1) a common law employee of CSX or an Affiliate who was at any time during the Plan Year or the preceding Plan Year a five percent owner (as defined in Code Section 416(i)(1)); or

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(2) effective January 1, 2020 with respect to this Section 1.33(a)(2), a common law employee of CSX or an Affiliate who received Testing Compensation in excess of $125,000 (as adjusted from time to time to reflect changes in the cost of living in accordance with the Code and applicable regulations) for the preceding Plan Year.

(A) To the extent elected by the Plan Administrator in accordance with applicable Treasury Regulations, for purposes of subsection 1.33(a)(2) above, only those employees with Testing Compensation in excess of $125,000 (as also adjusted) for the preceding Plan Year who are among the top 20 percent of all employees of CSX and the applicable Affiliates in Testing Compensation (the top-paid group) for the previous Plan Year will be considered Highly Compensated Employees.

(B) To the extent elected by the Plan Administrator in accordance with applicable Treasury Regulations, for purposes of subsection 1.33(a)(2) above, an employee’s Testing Compensation shall be the compensation paid during the calendar year beginning with or within the previous Plan Year.

(b) Top-Paid Group. To the extent elected by the Plan Administrator in accordance with applicable Treasury Regulations, for purposes of determining the number of employees in the top-paid group under Section 1.33(a)(2)(A), the following employees shall be excluded:

(1) employees who have not completed six (6) months of service;

(2) employees who normally work less than seventeen and one-half (17 1⁄2) hours per week;

(3) employees who normally work not more than six (6) months during any year;

(4) employees who have not attained age twenty-one (21);

(5) except to the extent provided in Treasury Regulations, Employees who are included in a unit of employees covered by an agreement that the Secretary of Labor finds to be a bargaining agreement between employee representatives and CSX or an Affiliate; and

(6) employees who are nonresident aliens and who receive no earned income (within the meaning of Code Section 911(d)(2)) from CSX or an Affiliate which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) shall be excluded for all purposes in this Section 1.33.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

1.34 HOUR OF SERVICE

“Hour of Service” means each hour for which an employee is paid or entitled to payment for the performance of duties for an Employer or an Affiliate.

1.35 INVESTMENT COMMITTEE

“Investment Committee” means the committee appointed by the Fiduciary Oversight Committee, to supervise the management of the Investment Funds, as provided in Article XI.

1.36 INVESTMENT FUND

“Investment Fund” means a mutual fund, collective investment fund, managed fund, separate account or similar fund selected or established from time to time by or at the direction of the Investment Committee for the investment of a Member’s balances under the Plan. Except for the Company Stock Investment Fund, the Investment Committee may add, drop or change Investment Funds without amending the Plan.

1.37 LEASED EMPLOYEE

“Leased Employee” means any person who is not otherwise an Employee and who, pursuant to an agreement between an Employer and any other person, has performed services for an Employer, or for an Employer and related persons (determined in accordance with Code Section 414(n)(6)), on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of an Employer, or of an Employer and related persons (determined in accordance with Code Section 414(n)(6)).

1.38 LIMITATION YEAR

“Limitation Year” means the calendar year.

1.39 MEMBER

“Member” means an Employee that enrolls pursuant to Section 2.02 and has contributions allocated to an Account established on the Employee’s behalf or any former Employee who has an Account in the Plan that has not yet been distributed.

1.40 MILITARY LEAVE

“Military Leave” means the performance of duty on a voluntary or involuntary basis in a Uniformed Service under competent authority and includes active duty, active duty for training, initial active duty for training, inactive duty training, full-time National Guard duty, a period for which a person is absent from a position of employment for the purpose of an examination to determine the fitness of the person to perform such duty, and any other absence qualifying as “service in the uniformed services” within the meaning of USERRA. Notwithstanding the preceding, Military Leave does not include service in a Uniformed Service that terminates as a result of separation of the Member from such Uniformed Service under other than honorable conditions, as set forth in USERRA.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

1.41 PARENTAL LEAVE

“Parental Leave” means a period in which the Employee is absent from work immediately following his or her active employment because of the Employee’s pregnancy, the birth of the Employee’s child or the placement of a child with the Employee in connection with the adoption of that child by the Employee, or for purposes of caring for that child for a period beginning immediately following that birth or placement.

1.42 PLAN

“Plan” means the CSX Corporation 401(k) Plan. The Plan is intended to be a profit-sharing and stock bonus plan as defined in Treasury Regulations Section 1.401-1(b)(1)(iii). In addition, the portion of the Member’s account invested in the CSX stock fund is intended to be an employee stock ownership plan (the “ESOP”) (within the meaning of Code Section 4975(e)(7)). Notwithstanding the existence of the profit-sharing, stock bonus, 401(k), 401(m), and ESOP components of the Plan, the components shall together constitute a “single plan” for purposes of Code Section 414(l); the transfer of Trust Assets between the components shall constitute intraplan transfers. Except as may be necessary or advisable to meet liquidity needs, amounts constituting the ESOP shall be invested 100% in Company Stock.

1.43 PLAN ADMINISTRATOR

“Plan Administrator” means the person or committee appointed by the Fiduciary Oversight Committee to be responsible for those duties set forth in Article X, and if applicable, elsewhere in the Plan.

1.44 PLAN YEAR

“Plan Year” means the twelve-month period commencing each January 1 and ending the subsequent December 31.

1.45 PRE-TAX ACCOUNT

“Pre-Tax Account” means the subaccount to which shall be credited the Pre-Tax Contributions made on a Member’s behalf pursuant to Section 3.01 and, where applicable, the balance in his or her “savings plan investment account” under the Sea-Land Plan on December 31, 1988, and earnings or losses on those amounts.

1.46 PRE-TAX CONTRIBUTIONS

“Pre-Tax Contributions” means amounts contributed on behalf of a Member as pre-tax contributions pursuant to Code Section 401(k). For purposes of Section 1.03, Pre-Tax Contributions shall not include Catch-Up Contributions made pursuant to Section 3.01(e) and Code Section 414(v).

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

1.47 PROFIT-SHARING ACCOUNT

“Profit-Sharing Account” means the subaccount to which shall be credited the Employer contributions made on a Member’s behalf pursuant to Section 3.04 and earnings or losses on those contributions.

1.48 QACA MATCH ACCOUNT

“QACA Match Account” means the subaccount to which shall be credited the QACA Matching Contributions made on a Member’s behalf pursuant to Section 3.03(a) and earnings on those contributions.

1.49 QACA MATCHING CONTRIBUTIONS

“QACA Matching Contributions” means Company Matching Contributions made pursuant to Code Section 401(k)(13)(D)(i)(l) and Section 3.03(a) for the Plan Year and allocated to a Member’s Account by reason of the Member’s Pre-Tax Contributions and/or Roth Contributions for such Plan Year. QACA Matching Contributions are 100% vested in accordance with Article VI and are subject to the distribution restrictions of Section 9.11(a).

1.50 REQUIRED BEGINNING DATE

“Required Beginning Date” means April 1 of the calendar year following the later of (a) the calendar year in which a Member severs from employment, or (b) the calendar year in which a Member attains age seventy and one-half (70 1⁄2). Notwithstanding the preceding, the Required Beginning Date of a Member who is a five percent owner (as defined in Code Section 416(i)(1)), of any Affiliated Employer, is April 1 of the calendar year following the calendar year in which such Member attains age seventy and one-half (70 1⁄2).

1.51 RETIREMENT

“Retirement” means the Member’s termination of employment with all Employers and Affiliates on or after his or her 65th birthday.

1.52 ROLLOVER ACCOUNT

“Rollover Account” means a Member’s Account to which his or her Rollover Contributions, if any, are allocated, together with earnings or losses thereon.

1.53 ROLLOVER CONTRIBUTIONS

“Rollover Contributions” means all amounts contributed pursuant to Section 3.06(a).

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

1.54 ROTH ACCOUNT

“Roth Account” means the Member’s subaccount credited with Roth Contributions and earnings on those amounts.

1.55 ROTH CONTRIBUTIONS

“Roth Contributions” means, effective January 1, 2015, contributions made pursuant to Section 3.01 during the Plan Year, at the election of a Member, in lieu of all or a portion of the Pre-Tax Contribution that a Member is otherwise entitled to make to the Plan and which is treated by the Member as includible in the Member’s gross income pursuant to Code Section 402A at the time the Member would have received the amount in cash if the Member had not made such an election.

1.56 SEA-LAND PLAN

“Sea-Land Plan” means the Sea-Land Corporation Savings and Investment Plan as in effect immediately before its merger on December 31, 1988 with the CSX Corporation 401(k) Plan.

1.57 SERVICE

(a) Service shall begin on the date the Employee first completes an Hour of Service and ends on the Employee’s Severance Date. If an Employee’s employment is terminated and he or she is later reemployed as an Employee within one year, the period between his or her Severance Date and the date of his or her reemployment shall be included in his or her Service. However, if an Employee’s employment is terminated during a period of absence from Service while an active Employee for reasons such as vacation, sickness, disability, layoff or leave of absence approved by an Employer, Service shall be counted for the period from his or her Severance Date to the date of his or her reemployment only if he or she is reemployed within one year of the first day of that absence. An Employee’s periods of Service shall be aggregated, except as provided under subsection (c) below, on the basis of 12 months equaling one year. An Employee who is paid for an Hour of Service during a calendar month will be credited with a full month of Service.

(b) A Break in Service shall occur if an Employee is not credited with an Hour of Service within one year after a Severance Date:

(1) provided, however, that if an Employee is absent from Service beyond one year of his or her Severance Date because of Parental Leave, a Break in Service shall occur only if the Employee is not reemployed or does not return to active service within two years of his or her Severance Date; and

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January 1, 2020

(2) provided further, that solely for purposes of determining whether a Break in Service for participation or vesting purposes has occurred, an individual who takes unpaid leave under the Family and Medical Leave Act on or after August 5, 1993, will receive credit for an Hour of Service for the period of such leave. If the leave straddles the anniversary of the Member’s Severance Date, such Hour of Service shall be credited (A) in the first year after the Severance Date if necessary to prevent the Break in Service in that period, or (B) in all other cases, in the second year after a Severance Date. Any individual who receives credit for a Parental Leave above will not receive credit for the same period under this subsection.

(c) If an Employee is absent from the service of an Employer because of Military Leave, or in the case of a Canadian citizen, because of service in the Armed Forces of Canada, and if he returns to the service of an Employer having applied to return while his reemployment rights are protected by USERRA or Canadian law, as applicable, that absence shall not be a Break in Service, but instead shall be counted as Service.

(d) A period during which an Employee is on a leave of absence approved by an Employer shall not be considered as a Break in Service. Under rules uniformly applicable to all Employees similarly situated, the Plan Administrator may authorize Service to be counted for any portion of that period of leave which is not counted as Service under subsection (a) of this Section 1.57.

(e) For purposes of determining vesting under Article VI, each of the following periods of service shall be counted in an individual’s Service to the extent that it would be recognized under paragraph (a) through (f) above with respect to Employees:

(1) a period of service as an employee, but not as an Employee, of an Employer, and

(2) a period of service as an employee of an Affiliate.

(f) In the case of any person who is a Leased Employee immediately before or after a period of service as an Employee, the entire period during which he has performed services for an Employer or an Affiliate as a Leased Employee shall be counted as Service as an Employee solely for vesting and eligibility for membership in the Plan. A Leased Employee shall not, by reason of that status, become a Member of the Plan.

1.58 SEVERANCE DATE

“Severance Date” means, except as otherwise specifically provided, the earlier of

(a) the date an Employee quits, retires, is discharged or dies, or

(b) the first anniversary of the date on which an Employee is first absent from service with an Employer, with or without Benefit Compensation, for any reason other than quitting, retirement, discharge or death, such as vacation, sickness, disability, layoff or leave of absence.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

1.59 SPOUSAL CONSENT

“Spousal Consent” means written consent given by a Member’s Spouse to a designation made by the Member of a specified Beneficiary other than such Spouse. The designated Beneficiary shall not be changed unless further Spousal Consent is given. That consent must be given on a form prescribed by the Plan Administrator that is duly witnessed by a Plan representative or notary public and shall acknowledge the effect on the Spouse of the Member’s election. The requirement for Spousal Consent may be waived by the Plan Administrator if it is established to the Plan Administrator’s satisfaction that there is no Spouse, or that the Spouse cannot be located, or that such other circumstances exist as may be permitted by applicable law. Spousal Consent shall be applicable only to the particular Spouse who provides the consent.

1.60 SPOUSE OR SURVIVING SPOUSE

“Spouse” or “Surviving Spouse” means, effective on or after June 26, 2013, unless otherwise provided in a Qualified Domestic Relations Order pursuant to Section 12.03, a Member’s Spouse to whom he or she is or was married, as determined under the laws of the jurisdiction in which the marriage was solemnized, at the time of the ceremony.

1.61 TESTING COMPENSATION

(a) General. Without limiting the generality of the foregoing, Testing Compensation means “compensation” within the meaning of Code Section 415(c)(3) and final Treasury Regulations Section 1.415(c)-2(a) paid in respect of such Member by the Employer of an Affiliate for personal services actually rendered. Testing Compensation includes the wages, salaries, and other amounts paid in respect of an Employee for services rendered to an Employer or an Affiliate, including by way of example, overtime, bonuses and commissions, but excluding deferred compensation, stock options and other distributions which receive special tax benefits under the Code. Testing Compensation shall include Pre-Tax Contributions, Roth Contributions, amounts not includible in the Member’s gross income pursuant to Code Section 132(f)(4), and amounts contributed on a Member’s behalf on a salary reduction basis to a cafeteria plan as described in Code Section 125.

(b) Limitation. The Testing Compensation for Plan purposes with respect to any one Eligible Employee shall not exceed $285,000 or such adjusted dollar amount announced by the Secretary of the Treasury or his or her delegate in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year shall apply to any determination period beginning in such calendar year.

(c) Post-Severance Testing Compensation. Testing Compensation for a Plan Year shall also include amounts paid by the later of (i) 2 1⁄2 months after an Member’s severance from employment with the Employer (within the meaning of Code Section 401(k)(2)(B)(i)(l)), or (ii) the end of the Plan Year that includes the date of the Employee’s severance from employment with the Employer if the payment is Testing Compensation (x) for services during the Member’s regular working hours, (y) for service performed outside of the Member’s regular working hours (such as overtime or shift differential), or (z) commissions, bonuses, or other similar payments that, absent a severance from employment, the payments would have been paid to the Member while the Member continued in employment with the Employer, and

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Plan No. 003

January 1, 2020

(1) the payment is for accrued bona fide sick, vacation or other leave, but only if the Member would have been able to use the leave if employment had continued;

(2) the payment is received by the Member pursuant to a nonqualified unfunded deferred compensation plan, but only if it would have been paid at the same time if employment had continued and only to the extent includible in gross income;

(3) the payment is to an individual who does not currently perform services for the Employer by reason of military leave, to the extent these payments do not exceed the amounts the individual would have received had the individual continued to perform services for the Employer rather than entering military leave; and

(4) the payment is made to a Member who is “permanently and totally disabled” (as defined in Code Section 22(e)(3)), provided salary continuation applies to all Members who are permanently and totally disabled for a fixed or determinable period.

(d) Differential Wage Payments. Any “differential wage payments,” as defined in Code Section 3401(h), paid to a Member performing service in the Uniformed Services while on active duty for more than 30 days shall be treated as Testing Compensation under this Section 1.61 for purposes of Code Section 415(c)(3).

1.62 TRUST

“Trust” means the accounts of the CSX Corporation Master Retirement Savings Plan Trust Agreement entered into between CSX and the Trustee under which the Trust Assets of the Plan are held.

1.63 TRUST AGREEMENT

“Trust Agreement” means the agreement of Trust, as in effect from time to time, between CSX, the Investment Committee and the Trustee (or any successor Trustee) establishing the Trust and specifying the duties of the Trustee.

1.64 TRUST ASSETS

“Trust Assets” means all cash, Company Stock and other property held in the Trust for the exclusive benefit of Members (and their Beneficiaries).

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January 1, 2020

1.65 TRUSTEE

“Trustee” means the Trustee or Trustees by whom the Trust Assets of the Plan are held as provided in Article XI.

1.66 UNIFORMED SERVICE

“Uniformed Service” means, as defined in Chapter 43 of Title 38, United States Code, the U.S. Armed Forces (including the U.S. Coast Guard); the Army National Guard and the Air National Guard when engaged in active duty training, inactive duty training, or full-time National Guard duty; the commissioned corps of the Public Health Service; and any other category of persons designated by the President of the United States in time of war or emergency.

1.67 USERRA

“USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994.

1.68 VALUATION DATE

“Valuation Date” means each business day of the Plan Year that the New York Stock Exchange, or its successor, is open.

1.69 YEARS OF SERVICE

“Years of Service” means whole years of Service.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

ARTICLE II

ELIGIBILITY AND ENROLLMENT

2.01 ELIGIBILITY

(a) Newly Eligible Employees.

(1) Each employee is eligible to participate in the Plan upon employment as an Employee by an Employer.

(2) Each employee whose status changes from an ineligible classification to participate in the Plan to an eligible classification may participate in the Plan as an Employee upon such reclassification.

(b) Notification of Membership. The Plan Administrator or its delegate shall notify each Employee of his or her opportunity to become a Member and the terms and conditions of his or her participation as soon as practicable after he or she becomes an Employee.

(c) Current Members. Each Employee who is a Member on December 31, 2019, shall continue to be a Member on and after January 1, 2020, for so long as such Employee meets the requirement for membership.

2.02 ENROLLMENT

(a) Enrollment. In lieu of automatic enrollment under Section 2.02(b), each employee may begin making Pre-Tax Contributions and/or Roth Contributions as soon as administratively practicable following the date such employee meets the requirements to become an Employee and enrolls in the Plan in a manner prescribed by the Plan Administrator, including:

(1) designating the percentage of Benefit Compensation to be contributed under the Plan as Pre-Tax Contributions and/or Roth Contributions in accordance with Section 3.01; and

(2) authorizing his or her Employer to make payroll deductions from such Employee’s Benefit Compensation.

(b) Automatic Enrollment

(1) Post-April 30, 2010 Rules. Effective for pay periods commencing on and after May 1, 2010, except as provided below, each Employee will be treated as having elected to have the Employer make Pre-Tax Contributions in an amount equal to the applicable “default deferral percentage” described in Section 3.01(a) of the Employee’s Benefit Compensation (i.e., the “default election”). The default election made under this Section 2.02(b)(1) ceases to apply to an Employee who makes an affirmative election (A) to opt out of the Plan’s automatic enrollment provisions, (B) to make Pre-Tax Contributions or Roth Contributions, or (C) was eligible to make Pre-Tax Contributions immediately before June 20, 2007, and had an affirmative election (e.g., to make or not to make Pre-Tax Contributions) in effect at any time on or after June 20, 2007.

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Plan No. 003

January 1, 2020

(2) Notice Requirements. Prior to the beginning of each Plan Year, the Plan Administrator shall provide a notice to each Employee who is subject to this Section 2.02(b). The notice shall be written in a manner calculated to be understood by the Employee and describe his or her rights and obligations with regard to automatic deferrals. The notice shall explain (A) the percentage of the Employee’s Benefit Compensation that will be contributed to the Plan as Pre-Tax Contributions, (B) the default Investment Fund in which Pre-Tax Contributions will be invested in the absence of any investment election by the Employee and the opportunity to direct the investment of Pre-Tax Contributions; (C) the right of the Employee to elect not to have Pre-Tax Contributions and/or Roth Contributions made on his or her behalf and to receive his or her Benefit Compensation in cash, and the right to make greater or smaller Pre-Tax Contributions and/or Roth Contributions; and (D) the procedure and timing for making such elections. An Employee shall be given a reasonable period after receipt of the notice, and before the first election for the applicable Plan Year is to be made, to make an election with respect to Pre-Tax Contributions and/or Roth Contributions and investment directions related thereto.

(c) Enrollment for Enhanced 401(k) Contributions. Notwithstanding the prior provisions of this Section 2.02, an Employee who is not a Member pursuant to subparagraphs (a) and (b) above shall be enrolled as a Member on the date an Enhanced 401(k) Contribution is made on his or her behalf.

2.03 LOSS IN ELIGIBLE STATUS

An Employee who loses status as such shall be reclassified as of the date he or she again meets the requirements to become an Employee.

2.04 TERMINATION OF MEMBER STATUS

A Member who is not an Employee entitled to then current benefits under the Plan shall continue to be a Member for purposes of the applicable provisions of the Plan for so long as he or she has an Account.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

ARTICLE III

CONTRIBUTIONS

3.01 PRE-TAX AND ROTH CONTRIBUTIONS

(a) Default Deferral Percentages. The Employer shall make Pre-Tax Contributions on behalf of each Employee automatically enrolled pursuant to Section 2.02(b) in an amount equal to the applicable “default deferral percentage” of the Employee’s Benefit Compensation. The default deferral percentages made under this Section 3.01(a) cease to apply to an Employee who makes an affirmative election (i) to opt out of the Plan’s automatic enrollment provisions under Section 2.02(b), or (ii) to make Pre-Tax Contributions and/or Roth Contributions at a different level than the “qualified percentage.”

(1) A “default deferral percentage,” for any Member is:

(A) three percent (3%) of Benefit Compensation during the initial period commencing on the pay date that a Member first has contributions withheld from Benefit Compensation pursuant to a default election under Section 2.02(b) for a Plan Year and ends on the anniversary of such date the following Plan Year;

(B) four percent (4%) of Benefit Compensation during the first twelve-month period following the last day of the initial period in Section 3.01(a)(1)(A);

(C) five percent (5%) of Benefit Compensation during the second twelve-month period following the last day of the initial period described in Section 3.01(a)(1)(A);

(D) six percent (6%) of Benefit Compensation during the third twelve-month period following the last day of the initial period described in Section 3.01(a)(1)(A);

(E) seven percent (7%) of Benefit Compensation during the fourth twelve-month period following the last day of the initial period described in Section 3.01(a)(1)(A);

(F) eight percent (8%) of Benefit Compensation during the fifth twelve-month period following the last day of the initial period described in Section 3.01(a)(1)(A);

(G) nine percent (9%) of Benefit Compensation during the sixth twelve-month period following the last day of the initial period described in Section 3.01(a)(1)(A); and

(H) ten percent (10%) of Benefit Compensation during any later Plan Year.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(2) Effective for Employees that are hired or that become eligible to participate in the Plan on or after April 1, 2014, the default deferral percentage shall be six percent (6%) as provided in Section 3.01(a)(1)(D) and shall increase to ten percent (10%) as provided in Section 3.01(a)(1)(E) through (H).

(3) Periods without Default Contributions. The default deferral percentages described in this Section 3.01(a) are based on the date the initial period in Section 3.01(a)(1)(A) begins or, effective April 1, 2014, in Section 3.01(a)(1)(D) begins, as applicable, regardless of whether the Member is eligible to make Pre-Tax Contributions or Roth Contributions under the Plan after such date. If an Employee did not have Pre-Tax Contributions made pursuant to a default election for an applicable 12- month period described in Section 3.01(a)(1), the Plan may treat the Employee as if the Employee did not make such contributions for any prior period, as well as for purposes of determining when the initial period in Section 3.01(a)(1)(A) begins or, effective April 1, 2014, in Section 3.01(a)(1)(D) begins, as applicable.

(b) Optional Deferral Percentages. A Member may elect, in a manner prescribed by the Plan Administrator, to increase the Benefit Compensation contributed to the Plan by the Employer as Pre-Tax Contributions and/or Roth Contributions by not less than 1% and not more than 50%, in multiples of 1%. Such election by the Member may include automatic annual increases in the contribution amount. A Member may also elect to reduce the Benefit Compensation contributed to the Plan by the Employer as Pre-Tax Contributions and/or Roth Contributions by not less than and in multiples of 1%.

(c) A deferral election pursuant to Code Section 401(k) shall only be made with respect to a Member’s Benefit Compensation that is not currently available to such Member. Pre-Tax Contributions and Roth Contributions shall be promptly paid to the Trustee. Pre-Tax Contributions and Roth Contributions shall be allocated as soon as administratively practicable to the Member’s Pre-Tax Account or Roth Account, as applicable. Pre-Tax Contributions and Roth Contributions shall be limited as provided in Sections 3.08 and 3.09 and subsection (d) below.

(d) Excess Deferrals.

(1) General. Notwithstanding any other provision of this Plan, no Member shall be permitted to have Pre-Tax Contributions or Roth Contributions made on his or her behalf under this Plan or any other plans, contracts, or arrangements of the Employer for a calendar year to the extent that the sum of his or her elective deferrals for such calendar year cause Excess Deferrals.

(2) Prevention of Excess Deferrals During a Calendar Year. In the event that the Plan Administrator knows or reasonably believes that a Member’s Pre-Tax Contributions and/or Roth Contributions under the Plan will cause an Excess Deferral for a calendar year, the Plan Administrator, under uniform rules and procedures, may suspend a Member’s designation of Pre-Tax Contributions and/or Roth Contributions to be made during such calendar year to the extent

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

necessary to prevent the Excess Deferral. In the event the Plan Administrator suspends a Member’s designation of Pre-Tax Contributions and/or Roth Contributions for the foregoing reasons, (A) any such suspension shall be applied in the same manner to Pre-Tax Contributions and Roth Contributions, and (B) such designation shall be automatically reinstated as of the next calendar year. Effective January 1, 2003, the Pre-Tax Contributions of a Member who is eligible to make Catch-Up Contributions, as described in Section 3.01(e), and whose Pre-Tax Contributions and/or Roth Contributions in a taxable year exceed the Code Section 402(g)(1)(B) limit, shall be treated as Catch-Up Contributions for the taxable year. Effective January 1, 2015, the Roth Contributions of a Member who is eligible to make Catch-Up Roth Contributions, as described in Section 3.01(e), and whose Pre-Tax Contributions and/or Roth Contributions in a taxable year exceed the Code Section 402(g)(1)(B) limit, shall be treated as Catch-Up Roth Contributions for the taxable year.

(3) Correction of Excess Deferrals.

(A) During the Calendar Year. In the event that a Member notifies the Plan Administrator prior to the end of a calendar year that Excess Deferrals have been made on his or her behalf for such calendar year, the Plan Administrator may distribute to the Member an amount equal to the sum of the Excess Deferral and earnings (as used in this Section 3.01, gain or loss, as determined in accordance with regulations prescribed by the Secretary of the Treasury under the provisions of Code Sections 402(g), 401(k) and 401(m)) attributable thereto if the Member designates such amount as an Excess Deferral. The correcting distribution cannot be made until after the Plan has received the Pre-Tax Contribution that caused the Excess Deferral.

(B) After the End of the Calendar Year. After the end of the calendar year in which Pre-Tax Contributions and/or Roth Contributions were made and prior to the next succeeding April 15th, the Plan Administrator may distribute to the Member an amount equal to the sum of the Excess Deferral allocated to this Plan and earnings attributable thereto if, prior to the March 15th of the year following the year in which Excess Deferrals are made, the Member notifies the Plan Administrator of the amount of Excess Deferral allocated to this Plan.

(C) Excess Deferrals and Earnings. Earnings allocable to the period between the end of the Plan Year and the date of distribution (the “gap period”) shall be disregarded and shall be determined pursuant to Treasury Regulation Section 1.402(g)-1(e)(5) (as it appeared in the April 1, 2006, edition of 26 CFR Part 1).

(4) Notice and Rules. The distributions permitted under this Section may be made notwithstanding any other provision of this Plan or of any law, rule or regulation. The Plan Administrator may establish uniform rules to provide for notices to Eligible Employees in the event of Excess Deferrals and to otherwise prevent the Plan from accepting or holding Excess Deferrals.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(e) Catch-Up Contributions. Any Employee who is eligible to make Pre-Tax Contributions and Roth Contributions under the Plan and who will have attained age 50 by the end of the applicable tax year shall be eligible to make Catch-Up Contributions and Catch-Up Roth Contributions, as applicable in accordance with, and subject to the limitations of, Code Section 414(v), the final regulations thereunder and the procedures established by the Plan Administrator.

(1) Such Catch-Up Contributions and Catch-Up Roth Contributions shall not be taken into account for purposes of the applicable dollar limitation described in Section 3.01(d)(1) for elective deferrals under Code Section 402(g)(1)(B) or the Annual Addition limitation described in Section 3.10(a). Further, the Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(a)(4), 401(k)(3), 401(k)(11), 403(b)(12), 408(k), 410(b), or 416, as applicable, as a result of such contributions.

(2) Such Catch-Up Contributions and Catch-Up Roth Contributions under this subsection (e) shall be eligible for Company Matching Contributions in accordance with Section 3.03.

(3) The annual dollar limit on Catch-Up Contributions and/or Catch-Up Roth Contributions is subject to the applicable dollar amount of Code Section 414(v)(2)(B) as adjusted by the Secretary of the Treasury for cost-of-living increases pursuant to Code Section 414(v)(2)(C).

(4) Only otherwise eligible Members who have (A) made the maximum Pre-Tax Contributions and Roth Contributions under Section 3.01(b); (B) made Pre-Tax Contributions and/or Roth Contributions equal to the applicable dollar limit described in Section 3.01(c)(1); (C) reached the Annual Addition limitation described in Section 3.10(a); or (D) had their Pre-Tax Contributions and/or Roth Contributions limited by the ADP test in Section 3.09 for such Plan Year, shall be eligible to make Catch-Up Contributions and/or Catch-Up Roth Contributions for such Plan Year.

3.02 AFTER-TAX CONTRIBUTIONS

No After-Tax Contributions shall be permitted under the Plan for Plan Years commencing on and after January 1, 2011.

3.03 COMPANY MATCHING CONTRIBUTIONS

(a) Qualified Automatic Contribution Arrangement Safe Harbor. Effective for Plan Years commencing on and after January 1, 2011, the ADP test under Section 3.09(a) is treated as satisfied for a Plan Year if the auto enrollment requirements of Section 2.02(b)(2), the default deferral percentages of Section 3.01(a), the safe harbor contribution requirements of Section 3.03(a)(1), and the notice requirements of Section 3.03(a)(2) are satisfied for such Plan Year.

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Plan No. 003

January 1, 2020

(1) QACA Matching Contributions. A QACA Matching Contribution shall be made on behalf of each Member for the Plan Year equal to (A) 100 percent (100%) of each Member’s Pre-Tax Contributions and/or Roth Contributions up to one percent of Benefit Compensation, and (B) 50 percent (50%) of each Member’s Pre-Tax Contributions and/or Roth Contributions that exceed one percent but do not exceed six percent of Benefit Compensation. QACA Matching Contributions shall be allocated to a Member’s QACA Matching Account.

QACA Matching Contributions shall be made on a payroll basis. Notwithstanding the forgoing, unless determined to be a de minimis amount by the Plan Administrator in a uniform and nondiscriminatory way, a Member’s Employer shall make a “true-up” QACA Matching Contribution with respect to each Member who has made or caused to be made Pre-Tax Contributions and/or Roth Contributions equal to 6% of his or her Benefit Compensation for such Plan Year, but has not received QACA Matching Contributions equal to 3.5% of his or her Benefit Compensation for the portion of such Plan Year in which he or she is a Member. Such QACA Matching Contribution shall equal the difference between 3.5% of the Member’s Benefit Compensation for the portion of such Plan Year in which he or she is a Member and the payroll-based QACA Matching Contributions received by such Member for the Plan Year.

(2) Notice Requirements. Each Plan Year in which the Employer intends to satisfy the alternative non-discrimination requirements of Code Section 401(k)(13), as set forth in this Section 3.03(a), each Employee for the Plan Year must receive a notice of his or her rights and obligations under the Plan. Such notice must be in writing or in such other form as may be approved by the Commissioner of the Internal Revenue Service, and satisfy the content and timing requirements of Treasury Regulations Section 1.401(k)-3(k)(4).

(b) Discretionary Annual Match. By appropriate action, the Board of Directors may establish, with respect to certain designated Employers, a matching percentage for a Plan Year in addition to that provided in subsection (a) above. Such increased match shall not apply to subsequent Plan Years unless prior to the beginning of any such subsequent Plan Year the Board of Directors again establishes an increased matching percentage.

3.04 PROFIT-SHARING CONTRIBUTIONS

(a) Employer Discretion. Profit-sharing contributions by an Employer for a Plan Year, if any, shall be made at the sole discretion of the Board of Directors.

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Plan No. 003

January 1, 2020

(b) Allocation. An Employer’s profit-sharing contributions for a Plan Year shall be allocated to the respective Profit-Sharing Accounts among its Members eligible to share in such contributions in proportion to each such Member’s Benefit Compensation paid by the Employer or in such other manner approved by the Board of Directors. A Member must be an Employee on the last day of the Plan Year to share in such contributions, unless the Member’s termination of employment during such Plan Year was the result of death, Disability or such termination of employment occurs after attainment of age 65, or if earlier, after attainment of age 55 if the Member has earned at least ten (10) years of employment service. By appropriate action, the Board of Directors may provide that profit-sharing contributions shall be made on a separate basis or in separate amounts with respect to specified Employers.

3.05 ENHANCED 401(K) CONTRIBUTIONS

(a) Employer Contributions. Effective for Plan Years beginning on and after January 1, 2020, on behalf of each eligible Member described in Section 3.05(b), an Employer shall make an Enhanced 401(k) Contribution for such Plan Year in an amount equal to 3% of his or her Benefit Compensation (as modified pursuant to Section 3.05(c)).

(b) Eligible Members.

(1) Any Employee with an initial date of hire on or after January 1, 2020;

(2) Any former Employee or former Member who is reemployed as an Employee on or after January 1, 2020; and (3) Any Employee who is not eligible to participate in the CSX Pension Plan.

(c) Benefit Compensation. For purposes of determining Benefit Compensation for calculating an eligible Member’s Enhanced 401(k) Contribution only, “Benefit Compensation” shall include bonuses.

3.06 ROLLOVER CONTRIBUTIONS AND TRANSFERS

(a) Rollover Contributions. Without regard to any limitations on contributions set forth in Section 3.10, the Plan may receive from a Member, in cash or in such other property acceptable to the Plan Administrator, any amount previously received by the Member from a qualified plan, or either directly or indirectly from an individual retirement account, provided that such amount is eligible for rollover treatment to a qualified trust in accordance with Code Section 402(a)(5) and the Member provides evidence satisfactory to the Plan Administrator that such amount qualifies for rollover treatment. Notwithstanding the preceding, the Plan will not accept a Rollover Contribution of after-tax amounts or Roth amounts from a Roth individual retirement account as described in Code Section 408A. The Rollover Contribution must be paid to the Trustee on or before the 60th day after the day it was received by the Member and shall be allocated to the Member’s Rollover Account and invested as set forth in Article IV.

(b) Administrator Discretion. The Plan Administrator may refuse to accept any Rollover Contribution where the Member cannot or does not provide evidence reasonably satisfactory to the Plan Administrator that such amount is subject to rollover treatment at the time received by the Plan Administrator.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(c) Transfers Caused By Change In Employment Status.

(1) The Account of a Member who becomes eligible to participate in the CSX Capital Builder Plan (“Capital Builder”) as a result of a change in employment status and/or transfer, shall be transferred to Capital Builder, as soon as practicable, in full compliance with applicable law. Notwithstanding the foregoing or any provisions in Capital Builder to the contrary, the Member’s Enhanced 401(k) Contribution Account transferred to Capital Builder in accordance with this Section will continue to be subject to the vesting and forfeiture provisions contained in Article VI of the Plan, including the vesting requirements contained in Section 6.01 of the Plan, even though such Enhanced 401(k) Contribution Account was transferred to Capital Builder.

(2) The Capital Builder account of an Employee who becomes eligible to participate in this Plan as a result of a change in employment status and/or transfer, shall be transferred to this Plan as soon as practicable, in full compliance with the law.

3.07 USERRA CONTRIBUTIONS

(a) Restoration Contributions. A Member who is reemployed by an Employer after a period of Military Leave and whose reemployment satisfies the provisions of USERRA shall be entitled to make “Pre-Tax Restoration Contributions” and “Roth Restoration Contributions” to the Plan during the Account Restoration Period as set forth below. Further, such Member shall be entitled to profit-sharing contributions, Enhanced 401(k) Contributions, and/or Company Matching Contributions by his or her Employer equal to the amount the Employer would have contributed on behalf of the Employee had the Employee not incurred Military Leave and had the Member’s Pre-Tax Restoration Contributions and/or Roth Restoration Contributions actually been made during the period of Military Leave to which such Company Matching Contributions relate. Earnings and forfeitures shall not be considered in determining the Employer’s obligation under this Section.

(1) Pre-Tax and Roth Restoration Contributions. Pre-Tax and Roth Restoration Contributions are contributions made to the Plan by an Employer, at the election of a Member in lieu of Benefit Compensation and pursuant to a salary reduction election or other mechanism. A Member’s Pre-Tax Restoration Contributions and/or Roth Restoration Contributions shall not exceed the amount of Benefit Compensation that the Member could have deferred under the Plan during his or her Military Leave had the Member remained employed by the Employer during the Military Leave. A Member who makes contributions under subsection (b) below may not defer against that same income under this paragraph (1).

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(2) Account Restoration. Notwithstanding any provision of the Plan to the contrary, and in addition to any other contributions to the Plan, a Member may cause Pre-Tax Restoration Contributions and/or Roth Restoration Contributions to be made on his or her behalf only during the Account Restoration Period.

(3) Account Restoration Period. The duration of a Member’s Account Restoration Period shall equal the lesser of (A) the product of three and the duration of the Military Leave, and (B) five years. The Account Restoration Period commences on the date the Member becomes reemployed by an Employer as an Employee following Military Leave.

(b) Other Contributions. Notwithstanding the above, an Employer that continues part or all of the Member’s Benefit Compensation during part or all of a period of Military Leave may allow such Member to continue to make Pre-Tax Contributions and/or Roth Contributions under Section 3.01 during such Military Leave. Such Pre-Tax Contributions and Roth Contributions may be matched by the Employer in accordance with Section 3.03. An Employer’s decision to continue part or all of a Member’s Benefit Compensation shall apply to all similarly situated Members on a nondiscriminatory basis.

3.08 CHANGE OR SUSPENSION OF CONTRIBUTIONS

(a) Automatic Changes. The percentages of Benefit Compensation designated by a Member under Section 3.01 shall automatically apply to increases and decreases in his or her Benefit Compensation brought about by the Employer’s actions.

(b) Member-Initiated Changes. A Member’s election shall continue until modified or terminated. Subject to the provisions of Section 3.01, a Member may elect to change, suspend or reinstate the percentage of his or her authorized Benefit Compensation reduction, by giving prior notice of such change in a manner approved by the Plan Administrator. The revised election shall become effective as soon as administratively practicable and shall be effective only with respect to contributions made thereafter.

3.09 LIMITATIONS AFFECTING HIGHLY COMPENSATED EMPLOYEES

(a) Limitation Based on Actual Deferral Percentage Based on Current Year Testing. The ADP test will be applied by comparing the current Plan Year’s ADP for Members who are Highly Compensated Employees with the current Plan Year’s ADP for Members who are non-Highly Compensated Employees. To the extent required by law, the ADP for Highly Compensated Employees may not exceed the greater of:

(1) one hundred twenty-five percent (125%) of the ADP for non-Highly Compensated Employees for the Plan Year; or

(2) the lesser of: (A) two hundred percent (200%) of the ADP for non-Highly Compensated Employees for the Plan Year; or (B) the ADP for non-Highly Compensated Employees for the Plan Year plus two percentage points.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

The Employer can elect Prior Year Testing for a Plan Year only if the Plan has used Current Year Testing for each of the preceding 5 Plan Years or if, as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using Prior Year Testing and a plan using Current Year Testing and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

Notwithstanding the preceding, and effective for Plan Years commencing on and after January 1, 2011, the ADP test of Code Section 401(k)(3) and this Section 3.09(a) shall be deemed satisfied each Plan Year the Employer satisfies the alternative non-discrimination requirements of Code 401(k)(13), as set forth in Section 3.03(a).

(b) Avoiding or Correcting Excess Contributions. If there are Excess Contributions for a Plan Year, the Plan Administrator may implement rules limiting the Pre-Tax Contributions and Roth Contributions which may be made on behalf of some or all Highly Compensated Employees so that the limitations of subsection (a) are satisfied. If the Plan Administrator determines that the limitations under subsection (a) have been exceeded in any Plan Year, the provisions set forth in Appendix A, Section I shall apply.

(c) Limitation Based on Actual Contribution Percentage Test. The ACP test will be applied by comparing the current Plan Year’s ACP for Members who are Highly Compensated Employees with the current Plan Year’s ACP for Members who are non-Highly Compensated Employees. To the extent required by law, the ACP for Highly Compensated Employees shall not exceed the greater of:

(1) one hundred twenty-five percent (125%) of the ACP for non-Highly Compensated Employees for the Plan Year; or

(2) the lesser of: (A) two hundred percent (200%) of the ACP for non-Highly Compensated Employees for the Plan Year; or (B) the ACP for non-Highly Compensated Employees for the Plan Year plus two percentage points.

The Employer can elect Prior Year Testing for a Plan Year only if the Plan has used Current Year Testing for each of the preceding 5 Plan Years or if, as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Employer maintains both a plan using Prior Year Testing and a plan using Current Year Testing and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

Notwithstanding the foregoing paragraphs, and effective for Plan Years commencing on and after January 1, 2011, the ACP test of Code Section 401(m)(3) and this Section 3.09(c) shall be deemed satisfied with respect to QACA Matching contributions made for any Plan Year the Employer satisfies the alternative non-discrimination requirements of Code Section 401(m)(12), as set forth in Section 3.03(d). The ACP test described in this Section 3.09(c) shall continue to apply, however, with respect to discretionary annual matching contributions in Section 3.03(b), as applicable. The ACP test shall be conducted using the Current Year Testing method and in accordance with Appendix A, Section II.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(d) Participation of Highly Compensated Employees in Multiple Plans. If any Highly Compensated Employee is a member of another Defined Contribution Plan of an Employer or an Affiliate under which pre-tax contributions, Roth contributions or employer matching contributions are made on behalf of the Highly Compensated Employee or under which the Highly Compensated Employee makes member contributions, the Plan Administrator shall implement rules, which shall be uniformly applicable to all employees similarly situated, to take into account all such contributions under all such plans in applying the limitations of this Section. The determination of the ADP and ACP for a Member who is a Highly Compensated Employee and who participates in more than one plan shall be made in accordance with Treasury Regulations Section 1.401(k)-2(a)(3) and 1.401(m)-2(a)(3), or superseding guidance.

(e) Qualified Nonelective Contributions. CSX’s Senior Human Resources Officer may authorize that “qualified nonelective contributions,” as defined in Code Section 401(m)(4)(C), shall be made for a Plan Year, subject to applicable Treasury Regulations. Such contributions shall be allocated to Members who are not Highly Compensated Employees in accordance with the requirements of Treasury Regulations Section 1.401(k)-2(a)(6). Qualified nonelective contributions shall be 100% nonforfeitable when made, shall not be available for withdrawal under Article VII, and shall be subject to the distribution restrictions for elective deferral contributions set forth in Section 9.11. The Plan Administrator shall establish such separate accounts as may be necessary to implement this subsection.

(f) The Plan Administrator may determine that it is advisable, in order to prevent a violation of the ADP test or the ACP test described in subsections (a) or (c) above, to include (1) some or all of the qualified nonelective contributions made for the Plan Year for purposes of the tests described in subsection (a) above and (2) some or all of such qualified nonelective contributions and some or all of the Pre-Tax Contributions made for the Plan Year for purposes of the tests described in subsection (c) above; provided the requirements of the applicable Treasury Regulations are met.

Pre-Tax Contributions may be taken into account under the ACP test only if one of the ADP tests set forth in Treasury Regulations Section 1.401(k)-2(a)(1) is satisfied and would also be satisfied if the Pre-Tax Contributions in question were included in the ADP test for the applicable testing year. Qualified nonelective contributions cannot be taken into account under this Section 3.09 to the extent such contributions are taken into account for purposes of satisfying any other ADP test, any ACP test, or the requirements of Treasury Regulations Sections 1.401(k)-3, 1.401(m)-3 or 1.401(k)-4. Additional Pre-Tax Contributions made by reason of Military Service of a Member pursuant to Code Section 414(u) shall not be taken into account for purposes of the ADP test for the Plan Year for which the contributions are made, or for any other year.

3.10 MAXIMUM ANNUAL ADDITIONS

(a) General. The Annual Addition to a Member’s Accounts for any Limitation Year, when added to the Member’s Annual Addition for that Plan Year under any other Defined Contribution Plan of an Employer or an Affiliate, shall not exceed an amount which is equal to the lesser of (1) 100% of his or her aggregate Testing Compensation for that Plan Year or (2) $57,000 (as adjusted by the Secretary of the Treasury for increases in the cost of living) in accordance with Code Section 415(d).

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(b) Correction of Excess Annual Additions. If for any Limitation Year, as a result of a reasonable error in estimating a Member’s annual Benefit Compensation or earnings (as used in Section 3.10, gain or loss, as determined in accordance with regulations prescribed by the Secretary of the Treasury under the provisions of Code Sections 402(g), 401(k) and 401(m)), or such other facts and circumstances as the Internal Revenue Service will permit, the Annual Addition to a Member’s Accounts, prior to the application of the limitation set forth in subsection (a) above, exceeds that limitation, the amount of contributions credited to the Member’s Accounts in that Plan Year shall be adjusted to the extent necessary to satisfy that limitation in accordance with the following order of priority:

(1) Any profit-sharing contributions allocated to the Member under Section 3.04 shall be forfeited and the amount of the reduction shall be applied to reduce subsequent contribution obligations of the applicable Employers.

(2) The Enhanced 401(k) Contributions allocated to the Member under Section 3.05 shall be forfeited and the amount of the reduction shall be applied to reduce subsequent contribution obligations of the applicable Employers.

(2) The Company Matching Contributions allocated to the Member under Section 3.03 shall be forfeited and the amount of the reduction shall be applied to reduce subsequent contribution obligations of the applicable Employers.

(3) The Member’s Pre-Tax Contributions and/or Roth Account, as applicable, under Section 3.01 shall be reduced and held in a suspense account for the Member and shall be allocated to his or her Pre-Tax Account or Roth Account, as applicable, in the next Plan Year (and succeeding years, as necessary) provided that if a Member’s employment terminates, any amount remaining in the suspense account for his or her benefit after all permitted allocations to his or her Pre-Tax Account and/or Roth Account, as applicable, have been made shall be forfeited and applied to reduce subsequent contribution obligations of the applicable Employers.

(c) Notwithstanding Section 3.10(b), the correction of any excess Annual Addition shall comply with the Self-Correction Program of the Employee Plans Compliance Resolutions System (EPCRS) set forth in Revenue Procedure 2019-19 (or superseding guidance).

3.11 RETURN OF CONTRIBUTIONS

(a) Disallowance of Deductions. If all or part of an Employer’s deductions under Code Section 404 for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Employer without interest but reduced by any investment loss attributable to those contributions. The return shall be made within one year after the disallowance of deduction.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(b) Mistake of Fact. An Employer may recover without interest the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

(c) Pre-Tax and Roth Contributions. In the event that Pre-Tax Contributions and/or Roth Contributions made under Section 3.01 are returned to the Employer in accordance with the provisions of this Section 3.10, the elections to reduce Benefit Compensation which were made by Members on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made. The Pre-Tax Contributions and Roth Contributions so returned shall be distributed in cash to those Members for whom those contributions were made.

3.12 CONTRIBUTIONS NOT CONTINGENT UPON PROFITS

The Employers shall make all contributions to the Plan without regard to the existence or the amount of current and accumulated earnings and profits. Notwithstanding the foregoing, however, this Plan is designed to qualify in part as a “profit-sharing plan” for all purposes of the Code.

3.13 LIMITATION BASED ON DEDUCTIBILITY

In no event shall an Employer’s contributions under this Article Ill for any Plan Year exceed the amounts deductible under Code Section 404.

3.14 TIMING AND FORM OF EMPLOYER CONTRIBUTIONS

(a) Employer contributions under Sections 3.03(b) and 3.04 shall be paid to the Trustee at such times as the Employer may determine; provided, however, that all such contributions must be paid to the Trustee no later than the time prescribed by law, including permitted extensions of time, for the filing of the Employer’s federal income tax return for the fiscal year with respect to which such contributions are made.

(b) Employer contributions made under Sections 3.03 and 3.04 may be paid to the Trustee in cash, in shares of Company Stock (including authorized but unissued shares), or other property, as determined by CSX in its sole discretion. Any Employer contribution made in Company Stock means the contribution of a number of shares of Company Stock having equivalent value to any such contribution, provided that, partial shares shall be contributed in cash or other property as determined by CSX in its sole discretion. If and to the extent Employer contributions are made in shares of Company Stock, the value of such shares shall be determined using the value of Company Stock on the date of contribution based on its closing price on the New York Stock Exchange on such date.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

ARTICLE IV

INVESTMENTS

4.01 INVESTMENT FUNDS

(a) Accounts. Except as otherwise specifically provided in this Plan, a Member’s Accounts shall be invested at the direction of the Member in one or more Investment Funds selected from time to time by the Investment Committee.

(b) Cash Levels. With respect to Investment Funds as to which the Trustee has investment responsibility, if any, the Trustee may keep such amounts of cash as it, in its sole discretion, shall deem necessary or advisable as part of the Investment Funds, all within the limitations specified in the Trust Agreement.

(c) Earnings. Except as otherwise specifically provided, dividends, interest, and other distributions received on the Trust Assets held by the Trustee for each of the above Investment Funds shall be reinvested in the respective Investment Fund.

(d) Default Investment Fund. The Investment Committee shall from time to time designate the Investment Funds to be used as a default fund and under what circumstances such default fund is applicable.

(e) Changes. The Investment Committee may add, drop or change Investment Funds without amending the Plan except with respect to the CSX stock fund which is established as an Investment Fund by CSX. The Plan Administrator shall establish, consistent with this Section 4.01, reasonable rules to notify Members when the Investment Committee decides to add, drop or change an Investment Fund, including the default Investment Funds, pursuant to Section 4.01(d).

4.02 INVESTMENT OF CONTRIBUTIONS

(a) Pre-Tax, Roth, Profit-Sharing, Enhanced 401(k) Contributions, Company Matching, and Rollover Contributions. A Member may make an investment election (in multiples of 1%) among the Investment Funds with respect to his or her aggregate current and/or future (1) Pre-Tax Contributions, (2) Roth Contributions, (3) profit-sharing contributions, (4) Company QACA and discretionary Matching Contributions, and (5) Enhanced 401(k) Contributions. In addition, a Member may make a separate investment election (in multiples of 1%) among the Investment Funds with respect to any Rollover Contributions made on the Member’s behalf.

(b) Default Investment Fund. In the event a Member does not make an investment election, or fails to do so in a timely manner, or in any other circumstance where the Member’s Account balance is not directed, or is not timely directed into an Investment Fund, the Member’s contributions (meaning any source of contributions) under subsection (a) and/or the Member’s Account balance shall be invested in the then effective default Investment Fund designated by the Investment Committee for the applicable default event.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(c) Administrative Rules. An investment election made under this Section 4.02 shall be deemed to continue until a notice of change in an approved form is received by the Plan Administrator or his or her delegate.

4.03 MEMBER DIRECTED INVESTMENTS

(a) Each Member is solely responsible for the selection of his or her investment options. The Trustee, the Plan Administrator, the Investment Committee, the Employer, and the officers, supervisors and other employees of an Employer are not empowered to advise a Member as to the manner in which his or her Accounts should be invested. The fact that an Investment Fund is available to Members for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund.

(b) General. Each Member shall have the opportunity to direct the investment of his or her Accounts, in accordance with this Section. The provisions of this Section are intended to satisfy the requirements of ERISA Section 404(c) and the regulations promulgated thereunder. Under the terms of this Section, each Member will have a reasonable opportunity to give investment instructions to the Plan Administrator or his or her delegate. The Plan Administrator or his or her delegate is obligated to comply with such instructions except as provided in subsection (f) below, provided that the instructions are in accordance with the procedures established by the Plan Administrator governing investment elections.

(c) Fiduciary Duty. A Member who directs the investment of his or her Accounts in accordance with this Section shall not be deemed to be a fiduciary of the Plan (as defined in ERISA Section 3(21)). In addition, no fiduciary with respect to the Plan shall be liable for any breach of Title I of ERISA as a result of following a Member’s investment direction.

(d) Change of Election.

(1) Changes Regarding Future Contributions. A Member may change his or her investment election under Section 4.02 as desired. To change an investment election, a Member must give notice in a manner prescribed by the Plan Administrator. The changed election shall become effective as soon as administratively feasible and shall be effective only with respect to subsequent contributions.

(2) Reallocations. As of any Valuation Date, a Member may, in addition to the election under paragraph (1), elect to liquidate and reallocate all or part of his or her Accounts (in multiples of 1%) among the Investment Funds. A Member may effect a reallocation in any manner prescribed by the Plan Administrator. Reallocations shall be based on the value of the Member’s Accounts invested in the applicable Investment Fund as of the Valuation Date coincident with or immediately preceding the date all or part of his or her interest is liquidated and, if later, the Valuation Date coincident with or immediately preceding the date amounts are reinvested upon settlement of accounts.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(3) Investment Restrictions. The Investment Committee may, from time to time, in its sole discretion, impose restrictions on the number or timing of the transactions provided for under (a) above, impose suspension periods or transaction fees deemed appropriate to eliminate or discourage market timing or other trading practices deemed to have or which may have an adverse impact on other Members or otherwise violate, or possibly violate, the law or the policies of an Investment Fund available under the Plan.

(4) Limitations Imposed by Contracts. Notwithstanding anything in this Article IV to the contrary, any contributions or Accounts invested in any Investment Fund shall be subject to any and all terms or conditions relating to investments in any such Investment Fund, including any limitations placed on the exercise of any rights otherwise granted to a Member under any other provision of this Plan with respect to such contributions or Accounts.

(e) Investment Information. The Plan Administrator shall provide or cause to be provided to Members timely and sufficient information concerning the Investment Funds and related expenses to permit them to make informed investment decisions and to comply with applicable law.

(f) Member Direction Declined. The Trustee may decline to follow any Member direction under this Section 4.03 that, if implemented

(1) would not be in accordance with the documents and instruments governing the Plan, insofar as such documents are consistent with Title I of ERISA;

(2) would cause the Trustee to maintain an indicia of ownership of any asset of the Plan outside the jurisdiction of the district courts other than as permitted by ERISA Section 404(b);

(3) would jeopardize the Plan’s tax-qualified status under Code Section 401(a);

(4) would result in a direct or indirect: (A) sale, exchange or lease of property between the Company and the Plan (other than a purchase or sale of Company Stock that satisfies subsection (h) below); (B) loan to CSX or an Affiliate; (C) acquisition or sale of any employer real property; or (D) acquisition or sale of any employer security (as defined in ERISA Section 407(d)(1)) except to the extent that the acquisition of such security satisfies subsection (h) below;

(5) would result in a prohibited transaction described in ERISA Section 406 or Code Section 4975;

(6) would result in a loss in excess of the Member’s Account balance; or

(7) would generate income that would be taxable to the Plan.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

This section shall not apply to the extent it would cause a violation of Code Section 401(a)(28).

(g) Investments After Member’s Death. If a Member severs from employment as a result of death, the Trustee shall, to the extent consistent with its fiduciary duties under ERISA Section 404(c), invest any amounts remaining in the Member’s Accounts among the various Investment Funds in accordance with the Member’s instructions in effect on the date of his or her death or pursuant to a Beneficiary’s direction until such time as the Member’s Account may be distributed to his or her Beneficiary pursuant to Section 9.03.

(h) Company Stock. Company Stock shall be offered to Members as an Investment Fund. A Member may direct all or a portion of his or her Accounts in Company Stock provided that:

(1) Company Stock is a qualifying employer security as defined in ERISA Section 407(d)(3);

(2) Company Stock is traded on a national securities exchange or other securities market;

(3) Company Stock is traded with sufficient frequency and in sufficient volume to assure that Member’s directions to buy or sell the security may be acted upon promptly and efficiently;

(4) the same information provided to shareholders of Company Stock is provided to Members who invest in such Company Stock;

(5) voting, tender and similar rights with respect to Company Stock are passed through to Members and voted or tender by the Trustee in accordance with Sections 11.06 and 11.07 and ERISA;

(6) information relating to the purchase, holding, and sale of Company Stock and the exercise of voting, tender and similar rights with respect to such securities by Members is maintained in accordance with procedures designed to safeguard the confidentiality of such information, except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA; and

(7) the Investment Committee designates a fiduciary who is responsible for ensuring (A) the procedures required in paragraph (6) above are sufficient to safeguard the confidentiality of the information described in that paragraph; (B) such procedures are being followed; and (C) an independent fiduciary (who is not affiliated with an Employer) is designated or appointed to carry out activities relating to any situation which the fiduciary designated for purposes of this paragraph determines involve a potential for undue influence upon Members by any Employer with regard to the direct or indirect exercise of shareholder rights. Absent the designation of a fiduciary in accordance with this subsection on or before the prescribed date, the Investment Committee is designated as the

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

fiduciary and shall continue as such, until it appoints a successor. The Investment Committee shall retain the right to appoint and remove both the fiduciary required by this subsection (7) and any independent fiduciary appointed pursuant to subsection (7)(iii).

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

ARTICLE V

VALUATION OF THE ACCOUNTS

5.01 VALUATION

The Trustee shall value the Investment Funds on each business day of the Plan Year that the New York Stock Exchange or its successor is open. On each Valuation Date there shall be allocated to the Accounts of each Member his or her proportionate share of the increase or decrease in the fair market value of his or her Accounts in each of the Investment Funds. Whenever an event requires a determination of the value of the Member’s Accounts, the value shall be computed as of the Valuation Date coincident with or immediately preceding such event, subject to the provisions of Section 5.02.

5.02 DISCRETIONARY POWER OF THE PLAN ADMINISTRATOR

The Plan Administrator reserves the right to change from time to time the procedures used in valuing the Accounts or crediting (or debiting) the Accounts, or to change the Valuation Date used to determine the value of a Member’s Account in order to effect a distribution if it feels, after due deliberation, that such an action is justified in that it results in a more accurate reflection of the fair market value of Trust Assets.

5.03 STATEMENT OF ACCOUNTS

At least once each calendar quarter, the Plan Administrator shall furnish or cause to be made available a benefit statement to each Member or Beneficiary who has the right to direct the investment of his or her Accounts pursuant to Section 4.03.

5.04 ALLOCATION OF NET INCOME (OR LOSS) OF THE TRUST

The net income (or loss) attributable to Trust Assets shall be determined as of each Valuation Date. The Investment Committee shall adopt such rules and procedures so as to insure that each Member’s allocable share of the Trust’s net income (or loss) attributable to each Investment Fund will be allocated to his or her Account in a fair and equitable manner and in a proportion which reflects the return on each such Investment Fund in which his or her Account is then invested, net of distributions since the previous Valuation Date. The net income (or loss) attributable to each Investment Fund includes the increase (or decrease) in the fair market value of such Investment Fund, including interest, dividends and other income (or loss) or expenses attributable to the Investment Fund, since the last preceding Valuation Date. All valuations, including the annual valuation of each Investment Fund held as Trust Assets shall be made at fair market value.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

ARTICLE VI

VESTED PORTION OF ACCOUNTS

6.01 VESTING

(a) A Member always shall be 100% vested in his or her Company Match Account, Profit-Sharing Account, After-Tax Account, Pre-Tax Account, Rollover Account, and QACA Match Account.

(b) A Member shall become vested in his or her Enhanced 401(k) Contributions Account in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 3	0%
3 or more	100%

(c) Notwithstanding the foregoing, a Member shall be 100% vested in his or her Enhanced 401(k) Contributions Account upon the occurrence of his or her Retirement.

6.02 DISPOSITION OF FORFEITURES

(a) In the event that a Member terminates employment and is less than 100% vested in his or her Enhanced 401(k) Contribution Account, the amount in which he or she is not vested shall be forfeited upon the earlier of the occurrence of a Break in Service of five years or the distribution of his or her entire vested Account, and such forfeiture shall be used for the purposes of restoring previously forfeited amounts in accordance with Section 6.02, and shall next be used by the Employer to reduce such future Enhanced 401(k) Contributions.

(b) If a former Member is reemployed prior to the date on which he or she incurs a Break in Service of five years or more, amounts forfeited due to his or her prior termination of employment shall be restored to his or her Accounts as of his or her rehire date.

(c) The amount of Enhanced 401(k) Contributions, if any, which are restored will be derived from amounts forfeited and not yet applied to reduce future Enhanced 401(k) Contributions and, if such amounts are not sufficient to make a full restoration, the Employer shall make an additional contribution in the amount necessary to complete the restoration.

6.03 REINSTATEMENT OF YEARS OF PARTICIPATION AND SERVICE UPON REEMPLOYMENT

For purposes of determining a Member’s nonforfeitable right to amounts credited to his Accounts after he or she is rehired, a Member shall receive credit for all years of Service credited to him or her prior to his or her termination, in addition to any years of Service with which he or she is credited subsequent to his or her reemployment.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

ARTICLE VII

WITHDRAWALS WHILE STILL EMPLOYED

7.01 IN-SERVICE WITHDRAWALS

(a) Pre-Age 59 1⁄2 Withdrawals. A Member who has not attained age 59 1⁄2 and whose employment with the Employer has not terminated may elect to make withdrawals from his or her Accounts identified below in the following order:

(1) After-Tax Account.

(A) Pre-1987. All or part of the Member’s pre-1987 After-Tax Contributions, excluding earnings thereon; then

(B) Post-1986. All or part of the Member’s post-1986 After-Tax Contributions, including earnings thereon but excluding matched After-Tax Contributions made after 1988 and earnings thereon (or, in the case of an Employee who was a member of the Sea-Land Plan on December 31, 1988, after June 30, 1989); then

(C) Pre-1987 Earnings. A Member who has withdrawn the total amount available under the preceding provisions of this Section 7.01(a)(1) may elect to withdraw all or part of the earnings on his or her pre-1987 After-Tax Contributions described in Section 7.01(a)(1)(A).

(2) Roth Rollover Contributions. All or part of the Member’s Roth Rollover Account.

(3) Non-Roth Rollover Contributions. All or part of the Member’s non-Roth Rollover Account.

(4) Certain Profit-Sharing Contributions. All or part of the Member’s Profit- Sharing Account, if any, pertaining to contributions that have been on deposit at least twenty-four (24) months; provided that, a Member who has been a Member for at least sixty (60) months may also make such a withdrawal without regard to the twenty-four (24) month requirement.

(5) Certain Company Match Accounts. In the case of (A) a former Member of the American Commercial Lines, Inc. Thrift Plan, (B) a former Member employed by Customized Transportation, Inc., or (C) a former Member of the Sea-Land Plan, the Member’s pre-1994 Company Match Account.

(b) Post-Age 59 1⁄2 Withdrawals. A Member who has attained age 59 1⁄2 and whose employment with the Employer has not terminated may elect to withdraw all or part of the Member’s Accounts identified below in the following order:

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(1) After-Tax Account.

(A) Pre-1987. All or part of the Member’s pre-1987 After-Tax Contributions, excluding earnings thereon; then

(B) Post-1986. All or part of the Member’s post-1986 After-Tax Contributions, including earnings thereon but excluding matched After-Tax Contributions made after 1988 and earnings thereon (or, in the case of an Employee who was a member of the Sea-Land Plan on December 31, 1988, after June 30, 1989); then

(C) Post-1988 Matched After-Tax. The Member’s remaining matched After-Tax Account; then

(D) Pre-1987 Earnings. A Member who has withdrawn the total amount available under the preceding provisions of this Section 7.01(b)(1) may elect to withdraw all or part of the earnings on his or her pre-1987 After-Tax Contributions described in Section 7.01(b)(1)(A).

(2) Roth Rollover Contributions Account.

(3) Non-Roth Rollover Contributions Account.

(4) Profit-Sharing Contributions. The Member’s Profit-Sharing Account, if any.

(5) Enhanced 401(k) Contributions. The Member’s Enhanced 401(k) Contribution Account, if any.

(6) Certain Company Match Accounts. In the case of (A) a former Member of the American Commercial Lines, Inc. Thrift Plan, (B) a former Member employed by Customized Transportation, Inc., or (C) a former Member of the Sea-Land Plan, the Member’s pre-1994 Company Match Account.

(7) Roth Account. Roth Account but subject to the restrictions in Section 9.11(a).

(8) Pre-Tax Account. Pre-Tax Account but subject to the restrictions in Section 9.11(a).

(9) Other Company Match Accounts. Other Company Match Account but subject to the restrictions in Section 9.11(a).

7.02 HARDSHIP WITHDRAWAL

(a) Application for Hardship Withdrawal. A Member may apply for a hardship withdrawal from his or her Accounts at any time if he or she has received all available loans under plans sponsored by the Employer and Affiliates and has withdrawn the total amount available for withdrawal under Section 7.01;

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(b) Determination of Hardship. A Member must (i) file a request in a manner prescribed by the Plan Administrator in order to receive a withdrawal on account of hardship, (ii) furnish proof that the Member has an immediate and heavy financial need in accordance with Section 7.02(d) and that the hardship withdrawal is necessary to meet the financial need in accordance with Section 7.02(e), and (iii) submit such other supporting documentation as may be required under rules prescribed by the Plan Administrator. The Plan Administrator or its delegate, in its sole discretion and using uniform and nondiscriminatory rules, shall determine whether a withdrawal is allowable on account of hardship.

(1) With respect to hardship withdrawals taken prior to January 1, 2020, the Plan Administrator may rely upon the Member’s certification to determine that the requested withdrawal is necessary to meet the Member’s financial need, unless the Plan Administrator has actual knowledge to the contrary. This determination shall be made by the Plan Administrator, or the Plan Administrator’s delegate, on the basis of the relevant facts and circumstances.

(2) With respect to hardship withdrawals taken on or after January 1, 2020, the Plan Administrator or its delegate shall rely upon the Member’s certification in writing (including by using an electronic medium) that the Member has insufficient cash or other liquid assets reasonably available to satisfy the need, unless the Plan Administrator or its delegate has actual knowledge to the contrary.

(c) Amount of Hardship Withdrawal. The amount of a hardship withdrawal cannot exceed the amount reasonably necessary to meet the immediate and heavy financial need of the Member. The amount may include any amounts necessary to pay any federal, state, or local income taxes or penalties imposed by applicable law on the Member because of such withdrawal which may be reasonably anticipated to result from the distribution.

(d) Proof of an Immediate and Heavy Financial Need. A Member shall be considered to have incurred a proven immediate and heavy financial need if, and only if, the Member documents to the Plan Administrator or his or her delegate that the requested withdrawal is necessary to satisfy the financial need described in this Section 7.02(d). The need must be the result of one or more of the following reasons:

(1) costs directly related to the purchase of a principal residence for the Member (excluding mortgage payments);

(2) expenses for medical care described in Code Section 213(d) previously incurred by the Member, his or her Spouse, any of his or her dependents (as defined in Code Section 152, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B)), or, for hardship withdrawals taken on or after January 1, 2019, the Member’s primary Beneficiary, or necessary for these persons to obtain medical care described in Code Section 213(d) (determined without regard to whether the expenses exceed 7.5 percent of the Member’s adjusted gross income);

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(3) payment of burial or funeral expenses associated with the death of the Member’s parents, spouse, children, or dependents (as defined in Code Section 152 without regard to Code Section 152(d)(1)(B)), or, for hardship withdrawals taken on or after January 1, 2019, for a deceased primary Beneficiary;

(4) the payment of expenses relating to the Member’s principal residence (preservation or renovation);

(5) satisfaction of tax liens or defaulted loans;

(6) payment of unpaid child support or alimony/maintenance obligations;

(7) payment of expenses relating to (A) adoption or (B) placement of a relative in an extended care facility;

(8) reimbursement for the loss of, or payment for the restoration of, a significant asset of the Member destroyed by natural disaster or casualty;

(9) payments necessary to prevent the foreclosure on or eviction from the Member’s primary residence;

(10) payments of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Member, his or her spouse, children or dependents (as defined in subparagraph (2) above), or, for hardship withdrawals taken on or after January 1, 2019, for the Member’s primary Beneficiary; or

(11) for hardship withdrawals taken on or after January 1, 2019, payment of expenses and recompense for losses (including loss of income) incurred by the Member on account of a disaster declared by the Federal Emergency Management Agency (FEMA) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, provided that the Member’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.

(e) Withdrawal Deemed Necessary to Meet Financial Need. The requested hardship withdrawal shall be deemed necessary to meet the financial need described in Section 7.02(d) if:

(1) with respect to hardship withdrawals taken prior to January 1, 2020, the Member certifies to the Plan Administrator or its delegate, in such manner as may be prescribed by the Plan Administrator, that the Member has obtained, requested or elected all currently available distributions (including dividends payable on Company Stock in a Member’s Accounts with respect to record dates falling on or after the effective date of the hardship withdrawal and payable in time to resolve the hardship event), other than hardship distributions or loans, currently available under all plans of the Employers and Affiliates;

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(2) prior to January 1, 2019, the Plan and all other plans of the Employers and Affiliates must provide that the Member’s Pre-Tax, After-tax and Roth Contributions will be suspended for 6 months from the effective date of the withdrawal. At the end of the 6-month suspension, the Member may elect to re-enroll in the Plan pursuant to Section 3.02(a); and

(3) with respect to hardship withdrawals taken on or after January 1, 2020, the Member has obtained, requested or elected all currently available distributions (including dividends payable on Company Stock in a Member’s Accounts with respect to record dates falling on or after the effective date of the hardship withdrawal and payable in time to resolve the hardship event), other than hardship distributions or loans, currently available under all plans of the Employers and Affiliates.

(f) Order of Withdrawal. If a withdrawal is on account of hardship, the hardship withdrawal amounts, not to exceed the amount set forth in Section 7.02(c), shall be withdrawn from the Member’s Account in the order set forth in Section 7.01(b); provided that post-1988 earnings on a Member’s Pre-Tax Account may not be withdrawn as a hardship distribution.

(g) Definition of “Plans of the Employers and Affiliates.” For purposes of Sections 7.02(a) and 7.02(e)(1), the phrase “plans of the Employer and Affiliates” means all qualified and nonqualified plans of deferred compensation maintained by an Employer or Affiliate, including a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Code Section 125, and excluding the mandatory employee contribution portion of a defined benefit plan or a health or welfare benefit plan (including one that is part of a cafeteria plan). In addition, for purposes of Section 7.02(e)(2), the phrase also includes a stock option, stock purchase, or similar plan maintained by such entities.

(h) Hurricane Relief. Notwithstanding anything in this Section 7.02 to the contrary, effective August 23, 2017, Qualified Individuals may designate all or a portion of a qualifying distribution as a Qualified Hurricane Distribution .

(1) Qualified Hurricane Distribution. A “Qualified Hurricane Distribution” means any distribution made on or after the applicable Qualified Hurricane Distribution Effective Date and before January 1, 2019 to a Qualified Individual, to the extent that such distribution, when aggregated with all other Qualified Hurricane Distributions to the Qualified Individual (including the aggregate amount of such distributions from all plans maintained by the Employer and any Affiliate) does not exceed $100,000. A Qualified Hurricane Distribution must be made in accordance with the distribution provisions of the Plan, except that a Qualified Hurricane Distribution of amounts attributable to Pre-Tax Contributions, Roth Contributions, Catch-Up Contributions, and qualified non-elective contributions shall be deemed to be made after the occurrence of any distributable events otherwise applicable under Code Section 401(k)(2)(B)(i). The requirements of Code Sections 401(a)(31), 402(f), and 3405 shall not apply.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(2) Qualified Individual. A “Qualified Individual” is a Qualified Hurricane Harvey Individual, a Qualified Hurricane Irma Individual, or a Qualified Hurricane Maria Individual.

(A) A “Qualified Hurricane Harvey Individual” is a Member whose principal residence on August 23, 2017 is located in the Hurricane Harvey disaster area (declared by the President before September 21, 2017, under Section 401 of the Disaster Tax Relief and Airport and Airway Extension Act of 2017, by reason of Hurricane Harvey) and who has sustained an economic loss by reason of Hurricane Harvey.

(B) A “Qualified Hurricane Irma Individual” is a Member (other than a Qualified Hurricane Harvey Individual) whose principal residence on September 4, 2017 is located in the Hurricane Irma disaster area (declared by the President before September 21, 2017, under Section 401 of the Disaster Tax Relief and Airport and Airway Extension Act of 2017, by reason of Hurricane Irma) and who has sustained an economic loss by reason of Hurricane Irma.

(C) A “Qualified Hurricane Maria Individual” is a Member (other than a Qualified Hurricane Harvey Individual or a Qualified Hurricane Irma Individual) whose principal residence on September 16, 2017, is located in the Hurricane Maria disaster area (declared by the President before September 21, 2017, under Section 401 of the Disaster Tax Relief and Airport and Airway Extension Act of 2017, by reason of Hurricane Maria) and who has sustained an economic loss by reason of Hurricane Maria.

(3) Qualified Hurricane Distribution Effective Date. The “Qualified Hurricane Distribution Effective Date” is:

(A) August 23, 2017, for a Qualified Hurricane Harvey Individual.

(B) September 4, 2017, for a Qualified Hurricane Irma Individual.

(C) September 16, 2017, for a Qualified Hurricane Maria Individual.

(4) A Qualified Hurricane Distribution may be repaid to the Plan within three years of the date the Qualified Individual receives the Qualified Hurricane Distribution. The distribution to a Qualified Individual who receives a Qualified Hurricane Distribution that the Qualified Individual repays within three years of the date of distribution shall be treated as an eligible rollover distribution, and the repayment to the Plan shall be treated as a direct trustee to trustee transfer within 60 days of the distribution.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(5) If a Member received a hardship withdrawal to construct or purchase a principal residence in the Hurricane Harvey disaster area, the Hurricane Irma disaster area, or the Hurricane Maria disaster area (declared by the President before September 21, 2017, under Section 401 of the Disaster Tax Relief and Airport and Airway Extension Act of 2017) between February 28, 2017 and September 21, 2017 but does not construct or purchase a principal residence on account of Hurricane Harvey, Hurricane Irma, or Hurricane Maria, the Member may recontribute the distributed amount to Plan from August 23, 2017 to February 28, 2018.

7.03 PROCEDURES AND RESTRICTIONS

(a) Restrictions. A Member shall not be permitted to make a withdrawal under this Article unless such Member is employed by an Employer or an Affiliate.

(b) Procedures. To make a withdrawal, a Member shall give prior notice to the Plan Administrator or its delegate, during such period and in such manner as the Plan Administrator may prescribe. A withdrawal shall be effective as of the Valuation Date on which timely notice is given, or on which the withdrawal is approved. Not more than two withdrawals under Section 7.01 may be made in any calendar year. The minimum withdrawal permitted at any time shall be $250 or, if less, the total value of the Member’s Accounts available for a withdrawal. The amount of the withdrawal shall be allocated between and among the Investment Funds in proportion to the value of the Member’s Accounts from which the withdrawal is made as of the date of the withdrawal. All payments to Members under this Article shall be made in cash as soon as practicable after the effective date of the withdrawal.

7.04 NO REPLACEMENT

A Member may not replace any amounts withdrawn under Sections 7.01 or 7.02.

7.05 DIVIDENDS ON COMPANY STOCK

Any dividends paid with respect to shares of Company Stock, allocated to Members’ Accounts, shall be paid or invested pursuant to the Member’s election for such Plan Year in accordance with uniform and nondiscriminatory procedures established by the Plan Administrator, under one of the following methods:

(a) paid by or on behalf of the Employer in cash to the Member or his or her Beneficiaries;

(b) paid by the Employer to the Plan and distributed by the Trustee (or its agent) to the Member no later than 90 days after the end of the Plan Year in which paid to the Trustees; or

(c) paid by the Employer to the applicable Member’s Account under the Plan and reinvested in Company Stock through the CSX stock fund.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

A Member who does not make a timely election to receive the payment of dividends with respect to shares of Company Stock allocated to his or her Accounts shall be deemed to have elected to have dividends paid by the Employer reinvested in shares of Company Stock through the CSX stock fund and allocated to the Member’s Accounts. Such election shall remain in effect until affirmatively changed by the Member. Any change in an election shall apply only to ex-dividend dates occurring after the date such election is received.

Dividends on Company Stock represented by shares or units in the CSX stock fund and credited to a Member’s Accounts that a Member has elected to receive shall be paid quarterly, but in no event no later than ninety (90) days following the end of the Plan Year to which they relate. Such distributions shall be made on a date or dates selected by the Plan Administrator. Actual distributions shall include only the dividends and not any earnings or appreciation thereon, and, in the case of a decline in value where dividends are invested in Company Stock pending distribution, shall not exceed the value of the shares of Company Stock or units of the CSX stock fund at the time of the distribution.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

ARTICLE VIII

LOANS TO MEMBERS

8.01	LOANS

(a) The Plan Administrator shall establish a Member loan program in accordance with ERISA Section 408(b)(1) and Treasury Regulations Section 1.72(p)-1, with such uniform and nondiscriminatory rules and procedures as the Plan Administrator deems necessary or appropriate. Such loan program shall be set forth in the Plan’s Summary Plan Description or a Summary of Material Modifications and shall be deemed a part of the Plan.

(b) Notwithstanding paragraph (a) above, effective as of August 23, 2017:

(1) The principal amount of a loan made during the period:

(A) August 23, 2017 to December 31, 2018 to a Qualified Hurricane Harvey Individual (as defined in Section 7.02(h)((2)(A));

(B) September 4, 2017 to December 31, 2018 to a Qualified Hurricane Irma Individual (as defined in Section 7.02(h)(2)(B)); or

(C) September 16, 2017 to December 31, 2018 to a Qualified Hurricane Maria Individual (as defined in Section 7.02(h)(2)(C));

cannot exceed the maximum loan amount set forth in Section 8.01(b)(2).

(2) The maximum loan amount applicable to Section 8.01(b)(1) is the lesser of:

(A) $100,000, reduced by the excess (if any) of (i) the Qualified Individual’s highest outstanding balance of loans from the Plan and any other qualified plan maintained by the Employer or an Affiliate during the one-year period ending on the date before the date on which the loan is made, over (ii) the outstanding balance of all loans from the Plan and any other qualified plan maintained by the Employer or an Affiliate on the date on which the loan from the Plan is made; or

(B) 100 percent of the of the Member’s vested interest in the Member’s Account under the Plan.

(3) If a Qualified Individual (as defined in Section 7.02(h)(2)) has a loan repayment due date during the period:

(A) August 23, 2017 to December 31, 2018, for a Qualified Hurricane Harvey Individual;

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(B) September 4, 2017 to December 31, 2018, for a Qualified Hurricane Irma Individual; or

(C) September 16, 2017 to December 31, 2018, for a Qualified Hurricane Maria Individual;

such loan repayment due date shall be delayed for one year; provided that the loan shall be re-amortized to reflect the delay in the due date and any interest accruing during such delay, and the period that loan repayments are not due is disregarded for purposes of determining the five year maximum period for non-principal residence loans.

(c) Notwithstanding paragraph (a) above, effective January 1, 2020, a Member is ineligible for a loan if less than 30 days have elapsed since the Member fully repaid a loan.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

ARTICLE IX

DISTRIBUTION OF ACCOUNTS UPON SEVERANCE FROM EMPLOYMENT

9.01	DISTRIBUTION COMMENCEMENT EVENTS

(a) Severance from Employment. Upon a Member’s severance from employment, such Member’s Accounts shall be distributed as provided in this Article. A severance of the Employer-Employee relationship occurs when an Employee ceases to be an employee of both the Employer maintaining the Plan and any Affiliates.

(b) Disability. If a Member becomes Disabled his Accounts may be distributed upon such Member’s election as provided in this Article IX.

(c) Non-Severance Events. A severance from employment does not occur when a Member (1) remains in the employ of an Employer but ceases to be an Employee, (2) transfers to a different Employer or to an Affiliate whether or not such Member retains the status of Employee or (3) changes status from a common law employee to a Leased Employee unless the safe harbor requirements described in Code Section 414(n)(5) are met.

(d) Elections to Commence and Distributions Consent. If, as of the applicable Valuation Date, the value of a Member’s Accounts exceeds $5,000 in the aggregate, the Member’s Account shall be distributed in the form affirmatively elected by the Member and in a manner prescribed by the Plan Administrator.

9.02	FORMS OF DISTRIBUTION

The normal form of distribution for a Member is a lump sum payment. Alternatively, a Member may elect, in a manner prescribed by the Plan Administrator, to receive a distribution in a form described below at any time prior to such Member’s Required Beginning Date:

(a) Lump-sum payment.

(b) Monthly installment payments. Subject to the limitations in Section 9.07(b), a Member may elect for installments to be paid for any duration.

(c) Partial Distribution. A Member may elect no more than four partial distributions per year and each partial distribution must be for $250 or more.

Subject to the involuntary cash-out provisions in Section 9.05, a Member who has severed from employment from the Employer or its Affiliates may elect to commence a distribution pursuant to this Section 9.02 at any time prior to such Member’s Required Beginning Date. In the absence of an election, the Member shall be deemed to have elected to defer the commencement of any distribution of such Member’s Accounts until his or her Required Beginning Date.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

9.03	PAYMENTS UPON MEMBER’S DEATH

(a) Death of Member Before Payments Begin. If a Member dies before his or her benefits commence, such Member’s Accounts shall be paid:

(1) to the Member’s Spouse (whether designated or deemed to be designated by the Member) in a form permitted under Section 9.02 in accordance with the Spouse’s election, or

(2) to his Beneficiary (whether designated or deemed to be designated by the Member) in a lump sum.

(b) Death of Member While Installment Payments Being Made. If a Member dies after the distribution of installment payments have begun, the remaining installments shall be:

(1) continued to a Beneficiary who is a Surviving Spouse, unless such Surviving Spouse elects in a manner prescribed by the Plan Administrator to receive the balance of the Member’s Accounts in a lump-sum payment; or

(2) paid to any other Beneficiary (whether designated or deemed to be designated by the Member) in a single lump-sum payment.

(c) Timing of Death Benefit Payment to Spouse, Non-Spouse Beneficiary or Estate.

(1) Spouse. Subject to Section 9.09(b)(2), if a Member’s designated Beneficiary is his or her Spouse, benefit payments need not begin until the date the Member would have reached age 70 1⁄2 and, if the Spouse dies before such payments begin, the balance of the Member’s Accounts shall be distributed pursuant to this Section 9.03 as if the Spouse were the Member.

(2) Non-Spouse Beneficiary. The lump-sum payment to a non-Spouse Beneficiary shall be made as soon as administratively practicable after the Valuation Date coincident with or next following receipt by the Plan Administrator of the Beneficiary’s election made within sixty-one (61) days as set forth in Section 9.03(e). A non-Spouse Beneficiary may elect to defer a lump-sum distribution until the January 1 following the Member’s date of death (or to such later date permitted by Section 9.09(f)). In such event, the distribution shall be made as soon as administratively practicable following such January 1 date next following the Member’s death. In all events, a non-Spouse Beneficiary shall receive a lump sum payment equal to the balance of the Member’s Accounts no later than five (5) years after his or her date of death.

(3) Estate. If the Member’s Beneficiary is his or her estate, the balance of the Member’s Accounts shall be paid as a lump sum as soon as administratively practicable following the Member’s date of death.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(d) Proof of Death. The Plan Administrator may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Member as the Plan Administrator may deem proper and its determination of death and of the right of that Beneficiary or other person to receive payment shall be conclusive.

(e) Beneficiary Elections by Non-Spouse Beneficiary (Other than Estate). Any election required under this Section 9.03 to be made by a non-Spouse Beneficiary shall be made, in a manner prescribed by the Plan Administrator, not later than sixty-one (61) days after benefits become payable on account of the Member’s death.

(f) Heroes Earnings Assistance and Relief Tax Act of 2008 (HEART Act). Pursuant to Code Section 401(a)(37), and effective for Plan Years commencing on or after January 1, 2007, the Beneficiary of a Member who dies while on qualified military service, defined in Code Section 414(u), shall be entitled to any additional benefits (other than benefit accruals relating to a period of qualified military service) provided under the Plan in the same manner as if the Member had resumed employment with the Employer and then died before his or her benefits commence.

9.04	COMMENCEMENT OF PAYMENTS

Except as otherwise provided in this Article, payment of a Member’s Accounts shall be made as soon as administratively practicable following the later of (a) the Member’s severance from employment or (b) the 65th anniversary of the Member’s date of birth (but not more than 60 days after the close of the Plan Year in which the later of (a) or (b) occurs).

9.05	SMALL BENEFITS

(a) Cash Outs. Notwithstanding any provision of the Plan to the contrary, if:

(1) the value of the Member’s Accounts is $5,000 or less as of the applicable Valuation Date, or

(2) the value of a terminated Member’s deferred Account drops to (or below) $5,000 as of the last day of any Plan Year, the Plan shall distribute such Member’s entire Account balance in accordance with Section 9.05(b) below.

(b) Distribution Procedures for Small Benefits.

(1) In the case of a mandatory distribution payable with a value of $1,000 or less as of the applicable Valuation Date, if a Member does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Member in a direct rollover, the Plan will pay the distribution in a lump-sum payment to the Member; or

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(2) In the case of a mandatory distribution payable with a value greater than $1,000 but not more than $5,000 as of the applicable Valuation Date, if a Member does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Member in a direct rollover, or to receive the distribution directly, the Plan will pay the distribution in a direct rollover to an individual retirement plan, designated by the Plan Administrator or his or her delegate.

(c) Inclusion or Exclusion of Rollovers from Determination. The value of a terminated Member’s Accounts shall include that portion of the Accounts attributable to Rollover Contributions (and earnings allocable thereto) within the meaning, to the extent applicable, of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

9.06	FORM OF PAYMENT

(a) Cash. Distributions from a Member’s Accounts pursuant to this Article IX shall be made in cash, except as otherwise provided in subsection (b) or (c) below.

(b) CSX Stock Fund. The portion of a lump-sum payment under this Article IX invested in the CSX stock fund shall be made either in kind or in cash as the Member or such Member’s Beneficiary shall elect in accordance with such rules as the Plan Administrator may establish. In the absence of a timely election by the Member or the Beneficiary, as applicable, a lump-sum payment shall be paid in cash. Notwithstanding the preceding, fractional shares of Company Stock paid as part of an in-kind distribution shall always be paid in cash.

(c) Promissory Note. A promissory note representing the outstanding principal balance and accrued unpaid interest on a Member’s loan may be distributed in kind as part of a lump-sum payment under this Article if a direct rollover of such note is made to an eligible retirement plan pursuant to Section 9.08 or the note is transferred to such a plan pursuant to an elective transfer under applicable Treasury Regulations.

(d) Installment Payments. A Member who severs from employment and who elects a distribution in the form of installment payments will have each installment paid proportionally from all the Investment Funds in which he or she has a balance.

9.07	REQUIRED DISTRIBUTIONS APPLICABLE TO THE MEMBER

(a) The entire interest of a Member under the Plan must be, or must begin to be, distributed not later than his or her Required Beginning Date. Notwithstanding the preceding, a Member who remains employed after age 70 1⁄2 and who is not a five percent owner (as defined in Code Section 416(i)(1)) of any Affiliate may elect to begin the distribution of his or her Account after attaining age 70 1⁄2 and prior to his or her Required Beginning Date.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(b) Except as modified by Section 9.09(c), if the Member elects monthly installments:

(1) Such monthly installments shall provide for payments over the period the Member elects, not to exceed the lesser of (A) 240 months or (B) the life expectancy of the last survivor of the Member and his or her Beneficiary. Notwithstanding the foregoing, effective January 1, 2020, such monthly installments shall provide for payments over the period the Member elects, not to exceed the life expectancy of the last survivor of the Member and his or her Beneficiary;

(2) The amount of each installment shall be determined by dividing the amount in the Member’s Accounts, as of the Valuation Date of determination, by the number of remaining installments (including the installment being determined); and

(3) A Member who has elected to receive installment payments may, at any subsequent time elect, in a manner prescribed by the Plan Administrator, to receive the remaining value of his or her Accounts in a lump-sum payment.

(c) Unless an election is made pursuant to (a) or (b) above (in which case the Member may elect a distribution in any manner available to him or her under Section 9.02), a Member whose Accounts must commence being distributed under this Section 9.07 prior to his or her severance from employment shall be paid the minimum amount required under Code Section 401(a)(9) until such Member’s actual severance from employment.

(d) A Member who is required to commence receiving benefits hereunder who is not subject to the minimum in-service distribution rule described in the (c) above and who fails to elect a form of distribution shall be deemed to have elected a lump-sum distribution and to receive all amounts invested in the CSX stock fund in cash.

9.08	DIRECT ROLLOVER OF CERTAIN DISTRIBUTIONS

(a) Direct Rollover. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 9.08, a “distributee” may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an “eligible rollover distribution” paid directly to an “eligible retirement plan,” specified by the distributee in a “direct rollover.”

(b) Definitions. The following definitions shall apply for purposes of this Section 9.08:

(1) Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(2) Distributee. A distributee is a Member. In addition, a Member’s Surviving Spouse or former Spouse who is an Alternate Payee are distributees with regard to their interest in a Member’s Account. Effective for Plan Years beginning after December 31, 2009, a distributee shall also include a designated Beneficiary if the requirements of Code Section 402(c)(11) are satisfied.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(3) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution. Eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457 which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred to such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order. For distributions made after December 31, 2007, an eligible retirement plan may include a Roth individual retirement account defined in Code Section 408A provided that, for distributions made in Plan Years prior to 2010, the distributee’s modified adjusted gross income does not exceed the limitations in Code Section 408A(d)(3)(A).

(4) Eligible Rollover Distribution. In general, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee. Notwithstanding the general rule of this subsection 9.08(b)(4)

(A) an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) returns of Pre-Tax Contributions and/or Roth Contributions pursuant to Treasury Regulations Section 1.415-6(b)(6)(iv); (iv) returns of Excess Contributions, Excess Deferrals and Excess Aggregate Contributions pursuant to Treasury Regulations Sections 1.401(k)-2(b)(2), 1.402(g)-1(e)(3) and 1.401(m)-2(b)(2) and the income allocable to those corrective distributions; (v) loans treated as deemed distributions pursuant to Code Section 72(p); (vi) dividends paid on Company Stock as described in Code Section 404(k); (vii) any amount that is distributed on account of hardship pursuant to Section 7.02; and (viii) similar items designated by the Commissioner of the Internal Revenue Service.

(B) a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of After-Tax Contributions that are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Sections 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(5) Roth Contributions. Notwithstanding (1) through (4) above, a direct rollover of a distribution from a Roth Account will only be made to another designated Roth account (as defined in Code Section 402A) under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A and only to the extent the rollover is permitted under the rules of Code Section 402A(c). The provisions of (1) through (4) above that allow a Member to elect a direct rollover of only a portion of an Eligible Rollover Distribution shall be applied by treating any amount distributed from the Member’s Roth Account as a separate distribution from any amount distributed from the rest of the Member’s Account, even if the amounts are distributed at the same time.

(c) Requirements of Plan Administrator. In order to elect a direct rollover, the distributee must specify the eligible retirement plan to which the distribution is to be made, provide the Plan Administrator with such information and/or documentation as the Plan Administrator may require and comply with such procedures as the Plan Administrator may prescribe.

(d) Notice Requirement. The Plan Administrator shall provide each distributee a notice that satisfies the requirements of Code Section 402(f) and the Treasury Regulations thereunder.

(e) Failure to Elect. A distributee who fails to make an affirmative election shall be treated as having elected not to make a direct rollover.

(f) Transfers Treated as Direct Rollover of Eligible Rollover Distributions to Non-Spouse Beneficiaries. A non-Spouse Beneficiary who is entitled to receive the amount credited to the Account of a deceased Member may elect to make a trustee-to-trustee transfer of all or a portion of such distribution to an individual retirement plan described in Code Section 408(a) or (b) that is established and titled in a manner that identifies it as an “inherited IRA” with respect to the deceased Member and identifies the deceased Member and the non-Spouse Beneficiary, pursuant to the provisions of Code Section 402(c)(11). Any amount distributed from the Account of a deceased Member to a non-Spouse Beneficiary must satisfy the definition of an eligible rollover distribution.

9.09	MINIMUM DISTRIBUTION REQUIREMENTS FOR PLAN YEARS BEGINNING ON AND AFTER JANUARY 1, 2003

(a) General Rules. The provisions of this section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year. The requirements of this section will take precedence over any inconsistent provisions of the Plan. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(b) Time and Manner of Distribution.

(1) Required Beginning Date. The Member’s entire interest will be distributed, or begin to be distributed, to the Member no later than the Member’s Required Beginning Date.

(2) Death of Member Before Distributions Begin. If the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A) If the Member’s Surviving Spouse is the Member’s sole designated Beneficiary, then distributions to the Surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1⁄2, if later.

(B) If the Member’s Surviving Spouse is not the Member’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(C) If there is no designated Beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(D) If the Member’s Surviving Spouse is the Member’s sole designated Beneficiary and the Surviving Spouse dies after the Member but before distributions to the Surviving Spouse begin, this Section 9.09(b)(2), other than Section 9.09(b)(2)(A), will apply as if the Surviving Spouse were the Member.

For purposes of this Section 9.09(b)(2) and Section 9.09(d), unless Section 9.09(b)(2)(D) applies, distributions are considered to begin on the Member’s Required Beginning Date. If Section 9.09(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under Section 9.09(b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Member before the Member’s Required Beginning Date (or to the Member’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under Section 9.09(b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(3) Forms of Distribution. Unless the Member’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year, distributions will be made in accordance with Sections 9.09(c) and 9.09(d).

(c) Required Minimum Distributions During Member’s Lifetime.

(1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Member’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A) the quotient obtained by dividing the Member’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s age as of the Member’s birthday in the distribution calendar year; or

(B) if the Member’s sole designated Beneficiary for the distribution calendar year is the Member’s Spouse, the quotient obtained by dividing the Member’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Member’s and Spouse’s attained ages as of the Member’s and Spouse’s birthdays in the distribution calendar year.

(2) Lifetime Required Minimum Distributions Continue Through Year of Member’s Death. Required minimum distributions will be determined under this Section 9.09(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Member’s date of death.

(d) Required Minimum Distributions After Member’s Death.

(1) Death On or After Date Distributions Begin.

(A) Member Survived by Designated Beneficiary. If the Member dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the longer of the remaining life expectancy of the Member or the remaining life expectancy of the Member’s designated Beneficiary, determined as follows:

(i) The Member’s remaining life expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(ii) If the Member’s Surviving Spouse is the Member’s sole designated Beneficiary, the remaining life expectancy of the Surviving Spouse is calculated for each distribution calendar year after the year of the Member’s death using the Surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the Surviving Spouse’s death, the remaining life expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(iii) If the Member’s Surviving Spouse is not the Member’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.

(B) No Designated Beneficiary. If the Member dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the Member’s remaining life expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(2) Death Before Date Distributions Begin.

(A) Member Survived by Designated Beneficiary. If the Member dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the remaining life expectancy of the Member’s designated Beneficiary, determined as provided in Section 9.09(d)(1).

(B) No Designated Beneficiary. If the Member dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Member dies before the date distributions begin, the Member’s Surviving Spouse is the Member’s sole designated Beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under Section 9.09(b)(2)(A), this Section 9.09(d)(2) will apply as if the Surviving Spouse were the Member.

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Plan No. 003

January 1, 2020

(e) Definitions.

(1) Designated Beneficiary. The individual who is designated as Beneficiary under the Plan is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-2, of the Treasury Regulations.

(2) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member’s Required Beginning Date. For distributions beginning after the Member’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 9.09(b)(2). The required minimum distribution for the Member’s first distribution calendar year will be made on or before the Member’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Member’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(3) Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(4) Member’s Account balance. The Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(f) Election to Allow Members or Beneficiaries to Elect 5-Year Rule. Members or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 9.09(b)(2) and 9.09(d)(2) of the Plan applies to distributions after the death of a Member who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 9.09(b)(2) of the Plan, or by September 30 of the calendar year which contains the fifth anniversary of the Member’s (or, if applicable, Surviving Spouse’s) death. If neither the Member nor Beneficiary makes an election under this paragraph, distributions will be made in accordance with Sections 9.09(b)(2) and 9.09(d)(2) of the Plan.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(g) 2009 Required Minimum Distributions.

(1) Annually Calculated Required Minimum Distributions: Notwith-standing the foregoing paragraphs and except as provided in paragraph (g)(2), a Member or Beneficiary who would have received a required minimum distribution in 2009 but for the enactment of Code Section 401(a)(9)(H) (a “2009 RMD”) will not receive a 2009 RMD unless the Member or Beneficiary elects to receive such distribution. The Plan Administrator will provide or cause such election to be provided to affected Members and Beneficiaries.

(2) Installment Payments: Notwithstanding (g)(1), Members and Beneficiaries who receive installment payments in a series of substantially equal distributions (that include the 2009 RMD) made at least annually and expected to last for the life (or life expectancy) of the Member, the joint lives (or joint life expectancy) of the Member and the Member’s designated Beneficiary, or for a period of at least 10 years (“an Extended 2009 RMD”), will receive those payments, unless the Member or Beneficiary elects not to receive one or more payments that included the 2009 RMD amount. The installment payments of a Member or Beneficiary who elected not to receive one or more Extended 2009 RMD installment payments will automatically start again in 2010, at the normally scheduled time frame elected.

(3) Rollovers: In addition, 2009 RMDs and Extended 2009 RMDs will be treated as Eligible Rollover Distributions and eligible for roll over through the later of (a) November 30, 2009, or (b) within sixty (60) days of distribution.

9.10	INDEX OF ARTICLE IX PAYMENT RULES

For the avoidance of doubt, the following provisions are intended to clarify the operative provisions in this Article 9 related to the requirements set forth in Code Section 401(a)(9).

(a) Distribution to Member Before His or Her Death. Payments to the Member shall commence as required under Section 9.01 and shall be paid as quickly as is required under Section 9.09(c)(1).

(b) Death of Member Before Payments Begin. The payment of benefits to a Beneficiary shall commence and/or the minimum benefit shall be:

(1) Member’s Spouse. Payments to the Spouse shall commence as required under Section 9.09(b)(2) and be paid at least as quickly as required under Section 9.09(d)(1)(A).

(2) Member’s Non-Spouse Beneficiary Other than to the Member’s Estate. Payments to the non-Spouse Beneficiary shall commence as required under Section 9.03(c)(2) as may be modified by Section 9.09(f) in the form of a lump sum distribution.

(3) Member’s Estate. Payments to the Estate shall commence as required under Section 9.03(c)(2) in the form of a lump sum distribution.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(c) Death of Member After Payments Begin. Upon commencement of benefits payments pursuant to Section 9.10(b) above, the minimum amount of benefits to be paid to a Beneficiary shall be:

(1) Member’s Spouse. Benefits must be paid to the Spouse as quickly as is required in Section 9.09(d)(1)(A).

(2) Member’s Non-Spouse Beneficiary Other than to the Member’s Estate. Benefits must be paid to the non-Spouse Beneficiary as quickly as is required in Section 9.03(c)(2) as may be modified by Section 9.09(f).

(3) Member’s Estate. Benefits must be paid to the Estate as quickly as is required in Section 9.03(c)(3).

9.11	DISTRIBUTION RESTRICTIONS ON ELECTIVE DEFERRAL CONTRIBUTIONS

(a) Restrictions. Notwithstanding any other provision of the Plan, Pre-Tax Contributions, Roth Contributions, qualified nonelective contributions, qualified matching contributions, QACA Matching Contributions, ADP safe-harbor matching and safe-harbor nonelective contributions, Enhanced 401(k) Contributions, if and as applicable, and income allocable to each, may not be distributed before:

(1) Severance From Employment. The Member’s severance from employment.

(2) Death. The Member’s death.

(3) Disability. The Member’s Disability.

(4) Hardship. The Member has a hardship, pursuant to Section 7.02. Notwithstanding the foregoing, qualified nonelective contributions, qualified matching contributions and QACA Matching Contributions may not be withdrawn on account of a Member’s hardship.

(5) Age 59 1⁄2. The Member has attained age 59 1⁄2.

(6) Plan Termination without establishment of alternative defined contribution plan. Lump sum distributions shall be made upon Plan termination if the Plan terminates without the establishment of another Defined Contribution Plan (other than an employee stock ownership plan as defined in Code Section 409(a) or 4975(e)(7), a simplified employee pension plan as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract described in Code Section 403(b), or a plan described in Code Section 457(b) or (f)) at any time during the period beginning on the date of plan termination and ending 12 months after all Trust Assets have been distributed from the Plan. Effective for Plan Years commencing January 1, 2006, a distribution may be made pursuant to this Section 9.10(a)(6) only if the distribution would be a lump-sum distribution within the meaning of Code Section 402(e)(4)(D) (without regard to Code Sections 402(e)(4)(D)(i)(l), (II), (Ill), and (IV)).

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(7) Disposition of Assets. In Plan Years prior to January 1, 2002, a Member’s Employer which is a corporation disposes to an unrelated corporation substantially all of its assets (within the meaning of Code Section 409(d)(2)) used in the trade or business of the corporation if such corporation continues to maintain this Plan, and that Member continues employment with the business that acquires the assets.

(8) Disposition of Interest. In Plan Years prior to January 1, 2002, a corporation disposes to an unrelated entity its interest in the Member’s Employer, which is a subsidiary corporation within the meaning of Code Section 409(d)(3) if such corporation continues to maintain this Plan, and the Member continues his or her employment with the Employer.

(9) Distributions to Members on Active Duty. A Member who is performing services in the Uniformed Services while on active duty for a period of more than 30 days may elect to receive a distribution of his or her Pre-Tax and After-Tax Accounts. Such individual (A) shall be treated as having a severance from employment with the Employer during the period of Uniformed Service for purposes of this section only, and (B) shall be prohibited from making Pre-Tax and After-Tax Contributions to the Plan during the six-month period beginning on the date of distribution.

(b) Consent Requirements. All distributions that may be made under the terms of this Plan are subject to the consent requirements (if applicable) set forth in Code Sections 411(a)(11) and 417.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

ARTICLE X

ADMINISTRATION OF PLAN

10.01	NAMED FIDUCIARIES

(a) General. The Plan Administrator, the Benefit Appeals Committee and the Investment Committee shall each be a “named fiduciary” within the meaning of ERISA Section 402, but each such party’s role as a named fiduciary shall be limited solely to the exercise of its own authority and discretion, as defined under the terms of this Plan and each committee’s charter, to control and manage the operation and administration of the Plan (other than the authority and discretion assigned under this Plan, or delegated pursuant thereto, to the Trustee).

(b) Delegation. A named fiduciary may designate other persons who are not named fiduciaries to carry out its fiduciary responsibilities hereunder, and any such person shall become a fiduciary under the Plan with respect to such delegated responsibilities. In the event of such a designation, the named fiduciary shall not be liable for an act or omission of the delegate in carrying out responsibilities delegated to him or her except to the extent provided in ERISA Section 405.

10.02	FIDUCIARY LIMITATIONS

Named fiduciaries under the Plan, as well as the Trustee and any other person who may be a fiduciary by virtue of ERISA Section 3(21), shall exercise and discharge their respective powers and duties in the following manner:

(a) by acting solely in the collective interests of the Members and their Beneficiaries;

(b) by acting for the exclusive purpose of providing benefits to Members and their Beneficiaries and defraying reasonable expenses of administering Trust Assets and the Plan;

(c) by acting with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; and

(d) by otherwise acting in accordance with this Plan and the Trust Agreement to the extent consistent with ERISA Title I.

10.03	APPOINTMENT AND REMOVAL OF PLAN ADMINISTRATOR

The Plan shall be administered by the Plan Administrator. The Fiduciary Oversight Committee shall be responsible for selecting members who shall serve on the committee acting as the Plan Administrator.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

10.04	PLAN ADMINISTRATOR RESPONSIBILITIES

The Plan Administrator shall have the following responsibilities:

(a) Powers and Duties. The Plan Administrator shall be the “plan administrator’’ under Code Section 414(g) and under ERISA Section 3(16)(A) except to the extent such duties may be and are delegated pursuant to subsection (g) hereof. The Plan Administrator shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out that obligation. The Plan Administrator shall have the exclusive discretionary authority to interpret and construe the provisions of the Plan, to supply omissions herein, and to determine all questions arising in the administration, interpretation and application of the Plan including, without limitation, the authority to construe disputed Plan terms and the authority and discretion to determine questions concerning eligibility for benefits and coverage. All such interpretive and administrative decisions, and rules and regulations, shall be conclusive and binding on all persons. In the exercise of its discretion, the Plan Administrator shall not discriminate against any Member, Beneficiary or Employee or any group or class thereof. If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, the provision shall be considered ambiguous and shall be interpreted by the Plan Administrator in a fashion consistent with its intent. All actions taken and all determinations made by the Plan Administrator shall be final and binding on all persons claiming any interest in or under the Plan.

(b) Records and Reports. The Plan Administrator shall be responsible for keeping a record of all its actions and shall maintain, or cause to be maintained by its delegates, all such books of account, records and other data as shall be necessary to administer the Plan and to meet the disclosure and reporting requirements of ERISA.

(c) Individual Accounts. The Plan Administrator shall maintain, or cause to be maintained, records showing the individual balances in each Member’s Accounts. However, maintenance of those records and Accounts shall not require any segregation of the Trust Assets of the Plan.

(d) Plan Administrator Procedures. The Plan Administrator may adopt such rules or procedures as it deems desirable for the conduct of its affairs.

(e) Distribution of Benefits.

(1) Direction to the Trustee. The Plan Administrator or its delegate shall issue directions to the Trustee concerning all benefits which are to be paid from Trust Assets pursuant to the provisions of the Plan, and shall warrant that all such directions are in accordance with this Plan.

(2) Application by Members. Members and Beneficiaries shall complete and file with the Plan Administrator (or elect through a customer service center) an application for the payment of benefits under the Plan and any other forms deemed necessary and desirable by the Plan Administrator for the proper administration of the Plan. The Plan Administrator may rely upon all such information so furnished it by CSX, including the Member’s current mailing address.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

(f) Claims Procedure. All claims concerning the Plan shall be exhausted under the following claim and review procedure.

(1) Filing of Claim. Any Member or Beneficiary believing himself to be entitled to benefits under this Plan or to any other relief concerning the Plan shall file a written claim with the Plan Administrator setting forth the benefits or other relief to which he or she believes he or she is entitled and the reasons therefore. Within ninety (90) days after receipt of such claim, the Plan Administrator shall determine the claimant’s right to the benefits and/or relief claimed and shall give said claimant written or electronic notice of the Plan Administrator’s decision, and, if the claim is denied in whole or in part, said written notice shall set forth in a manner calculated to be understood by the claimant: (A) the specific reason or reasons for the denial; (B) specific references to pertinent Plan provisions on which the denial is based; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such materials or information is necessary; and (D) a description of the Plan’s claims review procedure and time limits applicable to such procedures, including a claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review. Such notice shall be sent by certified mail, return receipt requested, to the address of the claimant filing the claim as it appears in the books and records of the Employer, or to such other address as the claimant may direct. To the extent permitted by regulation, under special circumstances, the Plan Administrator is allowed an additional period of not more than ninety (90) days (one hundred eighty (180) days in total) within which to notify the claimant of the decision. If such an extension is required, the claimant will receive a written notice from the Plan Administrator indicating the reason for the delay and the date the claimant may expect a final decision.

(2) Review Procedure. If a claim is denied in whole or in part, the claimant or his or her duly authorized representative, may request a full and fair review of the claim and the adverse benefit determination. The claims procedure must provide claimants with (A) at least 60 days following receipt of an adverse determination on which to appeal the determination; (B) the opportunity to submit to the Benefit Appeals Committee written comments, documents and records relating to the claim; (C) reasonable access to and copies of documents and records relevant to the claim for benefits, upon request and free of charge; and (D) a review taking into account all comments, documents, records and information submitted by the claimant relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination. Appeals shall be considered by the Benefit Appeals Committee. Its decision shall be made within sixty (60) days, or within one hundred twenty (120) days if, as provided by regulations, special circumstances require an extension of time for processing, after its receipt of a written appeal by the claimant. If the claim is denied on appeal, the Benefit Appeals Committee shall set forth the reasons for

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

denial and the pertinent Plan provisions in a written decision which shall be sent to the claimant. For all purposes under the Plan, such decision on claims where no review is requested, and decisions on claims where review is requested, shall be final, binding and conclusive on all interested parties. Any electronic notification shall comply with the standards imposed by Department of Labor Regulation 2520.104b-1(c).

In the event a claimant wishes to file a lawsuit after the claimant has exhausted the claims process, the claimant must do so within three years of the date the claim arose or forever thereafter be precluded from filing a lawsuit because it is time barred.

(g) Assignment of Functions. The Plan Administrator shall perform the functions assigned thereto under the Plan and those additional duties as may from time to time be delegated thereto and may delegate the functions set forth in subsections (a), (b), (c) and (e) to a person or persons, which may include employees of the Employer.

10.05	APPOINTMENT OF INVESTMENT COMMITTEE

The general supervision of the Trust Assets of the Plan shall be placed in the Investment Committee, the members of which shall be appointed by the Fiduciary Oversight Committee. The Investment Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine. The duties of the Investment Committee are set forth in Section 11.04 and the Investment Committee Charter.

10.06	ORGANIZATION OF COMMITTEES

The members of the committee serving as Plan Administrator, the Benefit Appeals Committee and the Investment Committee shall elect from their number a chair. Each respective committee shall appoint a secretary for their respective Committees which may but need not be one of the members of such Committee; may appoint from their number such subcommittees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel, employ agents and provide for such clerical, accounting, and consulting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate to other persons all or such portion of their duties under the Plan, other than those granted to the Trustee under the Trust Agreement, as they, in their sole discretion, shall decide.

10.07	ACTION OF MAJORITY

Any act which the Plan authorizes or requires either the Plan Administrator, Benefit Appeals Committee or the Investment Committee to do may be done by a majority of its members. The action of that majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of such Committee and shall have the same effect for all purposes as if assented to by all members of such Committee at the time in office.

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10.08	COMPENSATION AND BONDING

No member of the Benefit Appeals Committee, Investment Committee or the Plan Administrator shall receive any compensation from the Plan for his or her services as such. Except as may otherwise be required by law, no bond or other security need be required of any member in that capacity in any jurisdiction.

10.09	ESTABLISHMENT OF RULES; ACTIONS BY PLAN ADMINISTRATOR

Subject to the limitations of the Plan, the Plan Administrator from time to time shall establish rules for the transaction of its business. Any rules established by, or actions taken by the Plan Administrator, shall not discriminate in favor of Highly Compensated Employees and shall be uniformly applied to similarly situated employees. The determination of the Plan Administrator as to any disputed question shall be conclusive.

10.10	SERVICE IN MORE THAN ONE FIDUCIARY CAPACITY

Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the Trust Assets of the Plan.

10.11	LIMITATION OF LIABILITY

The members of the committee serving as Plan Administrator, the members of the Benefit Appeals Committee, the members of Investment Committee, the Employers, their directors, and any officer, employee or agent of an Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of an Employer for any act or failure to act, made in good faith in relation to the Plan or the Trust Assets of the Plan. However, this limitation shall not act to relieve any such individual when acting as a fiduciary to the Plan from a responsibility or liability for any fiduciary responsibility, obligation or duty under of ERISA Part 4, Title I.

10.12	INDEMNIFICATION

To the extent not finally paid by insurance coverage provided by CSX or its Affiliates, members of the committee serving as Plan Administrator, members of the Benefit Appeals Committee, the members of Investment Committee, directors, and the officers, employees and agents of an Employer shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the Trust Assets of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the Trust Assets of the Plan, and amounts paid in any compromise or settlement relating to the Plan or the Trust Assets of the Plan, except for actions or failures to act made in bad faith or resulting from gross negligence as finally determined by a court of law. The foregoing indemnification shall be solely from the assets of the Employers.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

10.13	ERRORS AND OMISSIONS

Individuals and entities charged with the administration of the Plan must see that it is administered in accordance with its terms as long as it is not in conflict with the Code or ERISA. If an innocent error or omission is discovered in the Plan’s operation or administration, and the Plan Administrator determines that the error did not result in discrimination in operation or cause a qualification or excise-tax problem, then, to the extent that an adjustment will not in the Plan Administrator’s judgment result in discrimination in operation, the Plan Administrator may authorize any equitable adjustment it deems necessary or desirable to correct the error or omission, including but not limited to the authorization of additional Employer contributions designed, in a manner consistent with the goodwill intended to be engendered by the Plan, to put Members in the same relative position they would have enjoyed if there had been no error or omission. Any contribution made pursuant to this Section is an additional discretionary contribution.

10.14	FIDUCIARY DISCRETION

In discharging the duties assigned to it under the Plan, each fiduciary has the discretion to interpret the Plan and to adopt, amend and rescind rules and regulations pertaining to its duties under the Plan. Each fiduciary’s discretionary authority is absolute and exclusive. The express grant in the Plan of any specific power to a fiduciary with respect to any duty assigned to it under the Plan must not be construed as limiting any power or authority of the fiduciary to discharge its duties. A fiduciary’s decision is final and conclusive unless it is established that the fiduciary’s decision constituted an abuse of its discretion. Benefits under this Plan will be paid only if the Plan Administrator decides in its discretion that the applicant is entitled to them and the payment of such benefits is uniform and nondiscriminatory with respect to similarly situated individuals.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

ARTICLE XI

MANAGEMENT OF PLAN ASSETS

11.01 TRUST AGREEMENT

All Trust Assets of the Plan shall be held by or on behalf of the Trustee appointed from time to time by the Board of Directors or its delegate under the Trust Agreement for use in providing the benefits of the Plan and paying its expenses not paid directly by the Employers. The Employers shall have no liability for the payment of benefits under the Plan or for the administration of Trust Assets paid over to the Trustee.

11.02 TRUSTEE’S RESPONSIBILITIES

(a) Authority. The Trustee shall have, to the extent set forth in the Trust Agreement, authority and discretion to receive, hold and distribute Trust Assets, fiduciary responsibilities in connection with the exercise of such authority and discretion, and a duty to issue reports and otherwise to account to the Plan Administrator and the Investment Committee, as applicable. Notwithstanding anything set forth in this Plan or the Trust Agreement to the contrary, the Trustee shall be subject to the directions of CSX, the Plan Administrator, or the Investment Committee, as applicable, only to the extent such directions are:

(1) delivered in writing to the Trustee;

(2) executed by an authorized party; and

(3) proper, made in accordance with the terms of the Plan and Trust Agreement and not contrary to ERISA.

(b) Investments. All Employer contributions shall be paid over to the Trustee and, together with accretions thereto, shall be invested by the Trustee in accordance with the directions permitted in this Plan and the Trust Agreement.

11.03 EXCLUSIVE BENEFIT RULE

Except as otherwise provided in the Plan, no part of the corpus or income of the Trust Assets of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Members and other persons entitled to benefits under the Plan. No person shall have any interest in or right to any part of the earnings of the Trust Assets of the Plan, or any right in, or to, any part of the Trust Assets held under the Plan, except as and to the extent expressly provided in the Plan.

11.04 DUTIES OF INVESTMENT COMMITTEE

The Investment Committee shall be responsible for the administration and management of Trust Assets held by the Trustee under the Trust Agreement; shall establish guidelines and objectives for the Investment Funds which may be offered from time to time under the Plan; may segregate all or a portion of the Trust Assets of the Plan

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into one or more accounts for investment management and shall appoint an investment manager or managers to be responsible for such accounts; and in accordance with the objectives of the Investment Funds may direct the Trustee to sell any or all Trust Assets of the Plan, or to invest or retain all or any portion of the Trust Assets of the Plan in any kind of property, real or personal, and subject to ERISA Sections 406 and 407, shares of stock or securities issued, or other property owned or formerly owned by CSX, by a subsidiary, or by an affiliate of CSX.

11.05 INVESTMENT MANAGERS

The Investment Committee shall have the power to appoint or remove one or more investment managers and to delegate to such manager authority and discretion to manage (including the power to acquire and dispose of) the Trust Assets or a portion of the Trust Assets of the Plan, provided that:

(a) each manager with such authority and discretion shall be either

(1) a bank, an insurance company or registered investment advisor under the Investment Advisors Act of 1940,

(2) an investment advisor not registered under the Investment Advisers Act of 1940 by reason of paragraph (1) of section 203A(a) of such Act, but which is registered as an investment advisor under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business and at the time it filed the most recent registration form required to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor; and

(b) each manager shall acknowledge in writing to the Investment Committee that it is a fiduciary with respect to the Plan.

The Investment Committee shall periodically review the investment performance and methods of each manager with such authority and discretion.

11.06 VOTING OF SHARES

(a) Registered Stock. So long as any class of Company Stock is required to be registered under Section 12 of the Securities and Exchange Act of 1934, as amended, each Member in the Plan shall be entitled to instruct the Trustee (to the extent not inconsistent with ERISA) as to the manner in which any shares of Company Stock allocated to his or her Account shall be voted, but only to the extent required under Code Section 409(e). If no class of Company Stock is required to be so registered, then subsection (b) below shall apply instead of this subsection.

(b) Corporate Restructuring. With respect to any corporate merger, consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all the assets of CSX or a similar transaction, each Member shall be entitled to instruct the Trustee as to the manner in which the shares of Company Stock then allocated to his or her Accounts shall be voted, but only to the extent required by Code Sections 401(a)(22) and 409(e)(3) and the Treasury Regulations promulgated thereunder.

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(c) Voting by Trustee. On any occasion on which the stockholders of the Company vote, the Trustee shall separately vote all shares of Company Stock allocated to the Accounts of Members for which no instructions are received and any shares of Company Stock that are not then allocated to a Member’s Accounts in proportion to the responses actually received from Members with respect to allocated shares in connection with each question before the stockholders on such occasion.

(d) Confidentiality. All voting instructions provided the Trustee (or the entity recording shareholder votes) by Members shall be held in confidence.

11.07 TENDER OR EXCHANGE OFFERS

(a) Response to a Tender Offer. In the event an offer to purchase shares of Company Stock held by the Trust is made pursuant to an offer regulated under any section of the Securities and Exchange Act of 1934, as amended (a “Tender Offer”) then each Member in the Plan shall be entitled to instruct the Trustee (to the extent not inconsistent with ERISA) as to how to respond to such Tender Offer with respect to all shares of Company Stock allocated to his or her Accounts.

(b) Other Offers. With respect to any other offer, the Trustee shall respond to such offer as otherwise provided in Section 11.06.

(c) Uninstructed and Unallocated Shares. Company Stock credited to Members’ Accounts for which the Trustee (or its agent) does not receive timely instructions from Members shall not be tendered. Any unallocated Company Stock that is held by the Trustee shall not be tendered.

(d) Communication. In the event of a tender or exchange offer for the securities of the Employer held by the Trustee for the account of, or on behalf of, any Member under the Plan, (1) neither any Employer, the Investment Committee nor the Plan Administrator shall interfere in any manner or in any way attempt to influence a Member’s decision regarding the tender or exchange of such securities (hereinafter referred to as the “Investment Decision”); (2) the Investment Committee and the Plan Administrator shall adequately communicate or cause to be communicated to the Members the provisions of the Plan and the Trust Agreement relating to the tender or exchange of such shares and timely distribute to Members all communications directed generally to the owners of the securities subject to the tender or exchange offer; and (3) the Trustee shall timely transmit to, or cause to be timely transmitted for distribution to, Members, all communications relating to such tender or exchange offer that the Trustee may receive, if any, from the offeror of such tender or exchange offer. All voting instructions provided the Trustee (or entity recording shareholder votes) by Members shall be held in confidence

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(e) Reinvestment. Notwithstanding any other provisions of this Plan to the contrary, any securities received by the Trustee as a result of tendering securities of CSX shall be held by the Trustee pending further instructions from the Investment Committee, and any cash received by the Trustee as a result of tendering securities of CSX shall be invested in short-term fixed income investments having an investment maturity of not more than two years from the time of the making of the investment and during the period of any such tender or exchange offer the Trustee shall not make any purchase of securities of CSX unless such purchase is required under the Code in order for the Employer to maintain the qualified status of the Plan.

11.08 MANNER OF EXERCISE OF OTHER RIGHTS

All other rights not specifically set forth herein shall be exercised by the Trustee as otherwise provided in Section 11.02.

11.09 DETERMINATION OF SHARES CREDITED TO MEMBER ACCOUNTS

The value of units of participation, if any, allocated to the portion of a Member’s Accounts invested in the CSX stock fund shall be converted to an equivalent number of shares of Company Stock as of any particular date in accordance with procedures established by the Plan Administrator or its delegate and applied on a uniform and nondiscriminatory basis with respect to all similarly situated Members.

11.10 EXPENSES

(a) All reasonable expenses of the Plan and any Investment Fund shall be paid by, and constitute a charge upon, the Trust or the applicable Investment Fund, except to the extent any such expense has been paid by the Employer in its discretion and as to which it does not seek reimbursement. Such expenses shall include any expenses incident to the operation of the Plan, including, without limitation, auditing fees and accounting costs, maintaining and providing accurate records of Member accounts, performing Trustee functions, managing the Investment Funds, attorneys’ fees and the compensation of agents, accounting and clerical charges, the expense, if any, of being bonded under ERISA, and any other costs of administering the Plan. Such expenses may be paid directly or reimbursed to the Employer which has advanced them and seeks reimbursement therefore.

(b) Notwithstanding the preceding, certain expenses associated with a Member’s Account, if not paid by the Member, shall be passed through and charged against the affected Member’s Account. Such expenses shall include charges for performing functions as directed by the Member, fund wire transfers requested by a Member, overnight delivery charges, the cost of having domestic relations orders reviewed to determine if they constitute Qualified Domestic Relations Orders, processing loan requests, and other charges associated with the maintenance or administration of a Member’s Account, as determined from time to time by the Plan Administrator and communicated in advance to Members.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

ARTICLE XII

GENERAL PROVISIONS

12.01 MEMBERS’ RIGHTS

Neither the establishment of this Plan, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Member or other person any legal or equitable right against CSX or any Employer, or any officer or employee thereof, or the Trustee, or the Plan Administrator, the Investment Committee, or the Benefit Appeals Committee, except as herein provided. The adoption and maintenance of this Plan shall not be deemed to constitute a contract of employment or otherwise between an Employer and any Employee, or to be a consideration for, or an inducement or condition of, any employment. Nothing contained herein shall be deemed to give an Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge, with or without cause, any Employee at any time.

12.02 NONALIENATION

No benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void; provided, however, payments shall be made pursuant to (a) a Federal tax levy made pursuant to Code Section 6331; (b) a judgment in favor of the United States resulting from an unpaid tax assessment; (c) a Qualified Domestic Relations Order, as discussed in Section 12.03; or (d) certain orders or decrees authorizing the settlement of liabilities incurred against the Plan by a Member as allowed by Code Section 401(a)(13).

12.03 QUALIFIED DOMESTIC RELATIONS ORDER PAYMENTS

(a) General. This section applies to amounts that are subject to a Qualified Domestic Relations Order (“QDRO”), as defined in Section 12.03(k).

(b) Administrative Procedures. The Plan Administrator shall establish reasonable written procedures for determining the qualified status of a domestic relations order and for administering distributions under a QDRO. The Plan Administrator shall promptly notify the Member and each Alternate Payee (defined in Section 12.03(l)) of the receipt of a domestic relations order and of the procedures for determining its qualified status.

(c) Separate Accounting. The Plan Administrator shall separately account for or segregate amounts that would be payable to or segregated for the benefit of an Alternate Payee during the 18-month period commencing on the first date on which a payment would have been required to have been made to an Alternate Payee under a domestic relations order (or a modification of a domestic relations order) received by the Plan Administrator for determination of its status as a QDRO, assuming the domestic relations order were to be determined to be a QDRO. Any domestic relations order determined to be a QDRO after the expiration of such eighteen-month period will apply only on a prospective basis. Likewise, during the period the Plan Administrator or any other entity is determining whether a domestic relations order is a QDRO, the Plan may not pay the Member, or any other person, amounts that would be payable to the Alternate Payee assuming the domestic relations order is determined to be a QDRO.

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Plan No. 003

January 1, 2020

(d) Hold on Distributions. No benefits will be distributed to the Member to whom a domestic relations order relates after the date on which the Plan Administrator receives a signed domestic relations order (or modification of an order) for determination as a QDRO and before the earliest of (1) the expiration of the 18-month period beginning on that date; (2) the date on which the Plan Administrator determines that the signed domestic relations order (or modification of an order) is a QDRO; or (3) the date the parties notify the Plan Administrator that they no longer intend to pursue a QDRO with respect to the Member’s Account.

(e) Timing of Payments. The Trustee shall make payments pursuant to a QDRO as soon as practicable after the payment commencement date specified in the order. If specified in the QDRO, distributions may be made to the Alternate Payee prior to the date that a Member attains his or her “earliest retirement age” under the Plan as defined under Code Section 414(p)(4). If the Member dies before that date, the Alternate Payee is entitled to benefits only if the order requires the establishment of a separate account for the Alternate Payee or otherwise requires survivor benefits to be paid. To the extent that a contrary result is not specified in the QDRO, payments to the Alternate Payee shall be made in a lump-sum cash payment.

(f) Segregation of Accounts. Upon determination that an order is a QDRO, amounts subject to the QDRO that are not immediately distributable may be segregated, as of the Valuation Date specified in the QDRO or if no such Valuation Date is specified, as of the Valuation Date coincident with or immediately preceding the date of segregation, into a separate account for the benefit of the Alternate Payee (the “QDRO Account”). To the extent established in the QDRO, the QDRO Account will participate in the earnings, gains or losses of the Trust or applicable Investment Fund in the same manner as a Member’s Account. Except as otherwise allowed to a Member in the Plan, a distribution to the Alternate Payee from his or her QDRO Account will be made a soon as practicable after the payment date specified in the order. The QDRO may not specify payment in a form of distribution other than that provided for in the Plan.

(g) Cash-Outs. If the value of the Alternate Payee’s QDRO payment exceeds $5,000 as of the Valuation Date coincident with or immediately preceding the date that such payment is distributable, then the Alternate Payee only must consent to commence receipt of his or her benefit when the terms of the QDRO require such consent. Absent such QDRO terms, the Alternate Payee shall receive a lump sum distribution as soon as practicable after the domestic relations order is qualified by the Plan Administrator. Notwithstanding the preceding sentence, if the value of the Alternate Payee’s QDRO payment does not exceed $5,000 as of the applicable Valuation Date, then the Trustee shall distribute such Account balance in a lump sum as soon as practicable following such Valuation Date. The value of an Alternate Payee’s QDRO Account balance shall be determined without regard to that portion of the QDRO Account balance that is attributable to the Member’s Rollover Contributions (and earnings allocable thereon)

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within the meaning, to the extent applicable, of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the value of the Alternate Payee’s QDRO Account balance, as so determined, is $5,000 or less, the Plan shall immediately distribute such QDRO Account balance as soon as practicable.

(h) Proportional Distribution. Unless otherwise specified, a distribution made pursuant to a QDRO will be charged proportionally against a Member’s Accounts, including the earnings thereon.

(i) Restriction on Distribution. If a distribution is made to an Alternate Payee under a QDRO before any amounts are segregated pursuant to subsection (f) above, in no event may the distribution exceed the value of the Member’s Account as of the Valuation Date coincident with or immediately preceding the date of distribution.

(j) Upon Alternate Payee’s Death. If the Alternate Payee dies prior to receiving his or her entire interest in his or her QDRO Account, any remaining interest in that account will be distributed in accordance with the QDRO or in the event that the QDRO does not specify the manner in which the Alternate Payee’s interest in his or her QDRO Account will be distributed upon his or her death, in accordance with a beneficiary designation form completed by the Alternate Payee, or if the Alternate Payee makes no valid beneficiary designation, to the Alternate Payee’s children, parents, brothers and sisters, or estate, in that order.

(k) Definition of QDRO. “Qualified Domestic Relations Order” means a judgment, decree, order, or approval of a property settlement agreement that:

(1) relates to the provision of child support, alimony payments, or marital property rights to an Alternate Payee;

(2) is made pursuant to a state domestic relations or community property law;

(3) creates or recognizes the right of, or assigns the right to, an Alternate Payee to receive all or a portion of the benefits payable with respect to the Member under this Plan;

(4) clearly specifies (A) the name and last known mailing address (if available) of the Member and the name and mailing address of each Alternate Payee, unless the Plan Administrator has reason to know the address independently of the Order; (B) the amount or percentage of the Member’s benefits to be paid by the Plan to each Alternate Payee or the manner in which such amount or percentage is to be determined; (C) the number of payments or period to which the Order applies; and (D) each plan to which the Order applies;

(5) does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

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(6) does not require the Plan to provide increased benefits (that is, does not provide for the payment of benefits in excess of the actuarial equivalent of the benefits to which the Member would be entitled in the absence of the Order);

(7) does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order determined previously to be a QDRO; and

(8) A domestic relations order does not fail to be treated as a QDRO solely because (A) the domestic relations order is issued after the death of the Member, (B) at the time the domestic relations order is issued, the Spouse no longer meets the definition of Surviving Spouse under the Plan; or (C) the domestic relations order is issued after, or revises, a prior domestic relations order or QDRO.

(l) Alternate Payee. “Alternate Payee” means a Member’s Spouse, former Spouse, child, or other dependent, as defined in Code Section 414(p), who is recognized by a domestic relations order as having a right to receive all or a portion of the benefits payable under the Plan with respect to the Member.

12.04 CORPORATION’S LIABILITY

All vested interests under the Plan shall be paid only from Trust Assets, and CSX, any Employer or Affiliate, the Plan Administrator, the Benefit Appeals Committee, the Investment Committee, and the Trustee shall have no duty or liability to furnish the Trust with any funds, securities or other assets, except as expressly provided in the Plan.

12.05 FACILITY OF PAYMENT

If the Plan Administrator shall find that a Member or other person entitled to a benefit is unable to care for his or her affairs because he or she is physically or mentally incapable or is a minor, the Plan Administrator may direct that any benefit due him or her be paid to a duly appointed legal representative. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

12.06 INFORMATION

Each Member, Beneficiary or other person entitled to a benefit, before any benefit shall be payable to him or her or on his or her account under the Plan, shall file with the Plan Administrator the information that it shall require to establish his or her rights and benefits under the Plan.

12.07 TOP-HEAVY PROVISIONS

(a) General. For purposes of this Section, the Plan shall be “top-heavy” with respect to any Plan Year if as of the applicable determination date, the top-heavy ratio exceeds 60 percent. The top-heavy ratio shall be determined as of the applicable Valuation Date in accordance with Code Sections 416(g)(3) and (4) and Article V, and shall take into account any contributions made after the applicable Valuation Date but

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before the last day of the Plan Year in which the applicable Valuation Date occurs. For purposes of determining whether the Plan is top-heavy, the account balances under the Plan will be combined with the account balances or the present value of accrued benefits under each other plan in the required aggregation group, and, in the Employer’s discretion, may be combined with the account balances or the present value of accrued benefits under any other qualified plan in the permissive aggregation group.

(b) Minimum Benefits. For any Plan Year with respect to which the Plan is top-heavy an additional Employer contribution shall be allocated on behalf of each Member (and each Employee eligible to become a Member) who is a non-key employee, and who has not separated from service as of the last day of the Plan Year, to the extent that the contributions made on his or her behalf under Section 3.04 for the Plan Year would otherwise be less than 3% of his or her Testing Compensation. However, if the greatest percentage of Testing Compensation contributed on behalf of a key employee under Sections 3.01, 3.03 and 3.04 for the Plan Year would be less than 3%, that lesser percentage shall be substituted for “3%” in the preceding sentence.

(1) Company Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(b)(2) and the Plan. Company Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the ACP test and other requirements of Code Section 401(m).

(2) Notwithstanding the foregoing provisions of this subsection (b), no minimum contribution shall be made under this Plan with respect to a Member (or an Employee eligible to become a Member) if the required minimum benefit under Code Section 416(c)(1) is provided to him or her by any other qualified pension plan of the Employer or an Affiliate.

(c) Definitions. The following definitions apply to the terms used in this Section:

(1) “applicable determination date” means the last day of the preceding Plan Year;

(2) “top-heavy ratio” means the ratio of (A) the value of the aggregate of the Accounts under the Plan for key employees to (B) the value of the aggregate of the Accounts under the Plan for all key employees and non-key employees; provided, however, that, if an Employee has not performed any services for the Employer at any time during the one year period ending on the applicable Valuation Date, the Account of that Employee shall not be considered in determining the top-heavy ratio;

(3) “key employee” means an employee who is in a category of employees determined in accordance with the provisions of Code Sections 416(i)(1) and (5) and any regulations thereunder, and where applicable, on the basis of the Employee’s Testing Compensation from the Employer or an Affiliate;

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(4) “non-key employee” means any Employee who is not a key employee;

(5) “applicable Valuation Date” means the Valuation Date coincident with or immediately preceding the last day of the preceding Plan Year;

(6) “required aggregation group” means an aggregation group consisting of all Employer- or Affiliate-maintained qualified plans that have a key employee as a Member during the Plan Year containing the determination date or any of the four preceding Plan Years. In addition, the required aggregation group contains each other Employer- or Affiliate-maintained qualified plan that enables any qualified plan described in the preceding sentence to meet the requirements of Code Sections 401(a)(4) or 410. Any Employer- or Affiliate-maintained qualified plan that terminated within the one-year period ending on the applicable determination date must be taken into account; and

(7) “permissive aggregation group” means each plan in the required aggregation group and any other qualified plan(s) of the Employer or an Affiliate in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of Code Sections 401(a)(4) and 410.

(d) Interests Measured. An individual’s interest in a defined contribution plan is equal to his or her account balance for that plan as of the determination date. The account balances of an Employee as of the determination date shall be (1) increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the determination date. In the case of a distribution made for a reason other than severance from employment, death, or Disability, subsection (1) shall be applied by substituting ‘‘five-year period” for “one-year period”; and (2) decreased by any catch-up contributions under Section 3.01(e) and Code Section 414(v).

(e) Top-Heavy Determination. If, at any time during the one-year period ending on the applicable determination date, an individual has not performed services for an Employer or Affiliate maintaining this Plan or a plan that is a part of this Plan’s aggregation group, the interest of such individual is not taken into account for purposes of this section.

12.08 UNCLAIMED BENEFITS

The Plan Administrator shall make a diligent search to locate all Members and Beneficiaries entitled to payments under this Plan. In the event that a Member or a Beneficiary entitled to benefits hereunder cannot be located by diligent efforts of the Plan Administrator, or does not cash or deposit their distribution check, within a reasonable time after such benefits become payable or after such check is delivered, as determined by the Plan Administrator, amounts that would have been payable shall be deemed to be a forfeiture, and used to pay Plan expenses or reduce subsequent contribution obligations of the Employers. If the identity or whereabouts of a person entitled to such benefits is later determined to the satisfaction of the Plan Administrator, the amount previously treated as a forfeiture shall be reinstated by the Employer and payments made accordingly.

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12.09 SEVERABILITY

In the event that any provision of this Plan is held invalid or illegal for any reason, such invalidity or illegality shall not affect the remaining parts of the Plan and the Plan shall be enforced and construed as if such provision had never been inserted herein.

12.10 CONSTRUCTION

(a) Applicable Law. The Plan shall be construed, regulated and administered under the laws of the State of Florida, to the extent not preempted by ERISA.

(b) Context. Unless the context clearly indicates to the contrary, in reading this document the singular shall include the plural and the masculine shall include the feminine.

(c) Text. The titles and headings of the Articles and Sections of this Plan are for convenience only. In the case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

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January 1, 2020

ARTICLE XIII

AMENDMENT, MERGER AND TERMINATION

13.01 AMENDMENT OF PLAN

(a) Authority to Amend. CSX reserves the right at any time and from time to time, and for any reason, by action of the Board of Directors, to modify, alter or amend in whole or in part any or all of the provisions of the Plan or the Trust Agreement, prospectively or retroactively if deemed necessary or appropriate, by a majority vote of its members at a meeting, by unanimous consent in lieu of a meeting, or in any other manner permissible under Florida law. In addition, the Board of Directors may delegate all or part of the authority to amend the Plan or its concomitant Trust to the Compensation Committee of the Board of Directors which may in turn further delegate such authority as it deems appropriate to the Chairman, President and Chief Executive Officer or Senior Human Resources Officer of CSX.

(b) Restrictions. However, no amendment shall make it possible for any part of the Trust Assets of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan. No amendment shall be made which has the effect of decreasing the balance of the Accounts of any Member or of reducing the nonforfeitable percentage of the balance of the Accounts of a Member below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

(c) Participating Employers. In the event CSX amends this Plan by action of its Board of Directors, or otherwise, each Employer shall be bound by the terms of such amendment without further action.

13.02 MANDATORY AMENDMENTS.

Notwithstanding the provisions of this Article XIII, or of any other provisions of this Plan, any amendment may be made, retroactively, if necessary, which CSX deems necessary or appropriate to conform the Plan to, or to satisfy the conditions of, any law, government regulation or ruling, and to permit the Plan to meet the requirements for qualification under Code Section 4975(e)(7) and 401, and to permit the Trust to meet the requirements for tax-exempt status under Code Section 501. In the event that a favorable determination letter from the Internal Revenue Service is not obtained with respect to the adoption of the amended Plan, then the amended Plan shall be declared null and void and the Plan in effect prior to the amendment shall continue in full force and effect.

13.03 MERGER OR CONSOLIDATION

The Plan may not be merged or consolidated with, and its Trust Assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

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January 1, 2020

13.04 ADDITIONAL EMPLOYERS

(a) Adoption of Plan. If any company is or becomes a subsidiary of or associated with CSX, the Board of Directors, the Compensation Committee or the Compensation Committee’s delegate may include the employees of that subsidiary or associated company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. By adopting the Plan, such subsidiary or associated company shall be deemed to have delegated to the Board of Directors the sole authority to amend, merge or otherwise modify the Plan, except to the extent such authority has been delegated to the Compensation Committee or its delegate. Such Employer’s employees shall be subject to the terms of the Plan; provided, however, that by a written addendum to the Plan certain employees employed in one or more specified divisions, plants, locations or other identifiable employee groups may be excluded from membership in the Plan; and provided, further, that the terms and provisions of the Plan with respect to such employees may be modified or supplemented as described in such written addendum.

(b) Participating Employers. Each Employer reserves the right to terminate its participation in the Plan prospectively or to prospectively discontinue accruals under the Plan with respect to its otherwise eligible employees by action of its board of directors and in accordance with applicable law. Further, with the consent of the Board of Directors, the Compensation Committee or the Compensation Committee’s delegate, any entity participating in the Plan may, by action of its board of directors, withdraw from the Plan by giving six months’ advance notice of its intention to the Board of Directors, the Compensation Committee or the Compensation Committee’s delegate and the Trustee, unless a shorter notice period shall be agreed to in writing by the Board of Directors, the Compensation Committee or the Compensation Committee’s delegate, and the Trustee. The withdrawal of an Employer shall be effected in accordance with such terms and conditions as may be agreed upon by the Board of Directors, the Compensation Committee or the Compensation Committee’s delegate, and the withdrawing Employer under applicable law. Should the Board of Directors, the Compensation Committee or the Compensation Committee’s delegate and the withdrawing Employer agree, the accrued benefits of affected Members shall continue to be held under the Plan until distributed.

13.05 TERMINATION OF PLAN

CSX may terminate the Plan or completely discontinue contributions under the Plan for any reason at any time by action of the Board of Directors, the Compensation Committee or the Compensation Committee’s delegate in accordance with the procedures set forth in Section 13.01, by delivering to the Plan Administrator, the Benefit Appeals Committee and the Investment Committee written notice of such termination and by further informing the Trustee by written notice of such termination. In case of termination or partial termination of the Plan, or complete discontinuance of Employer contributions to the Plan, the rights of affected Members to their Accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable. The total amount in each Member’s Accounts shall be distributed in a single lump sum, as the Plan Administrator shall direct, to him or her or for his or her benefit or continued in trust for his or her benefit.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

13.06 DISTRIBUTION UPON TERMINATION

In the event of termination of the Plan pursuant to Section 13.05 and to the extent allowed by law, the Trust Assets then held in Trust under the Plan shall be distributed to the Members in accordance with Article IX in a single lump sum, either, in the sole discretion of the Plan Administrator, upon an actual severance from employment of the Members as determined by the Plan Administrator or as if a severance from employment of the Members, as determined by the Plan Administrator, occurred as of the date the Plan terminated; provided, however, that, in the sole discretion of CSX, no such distribution shall be made prior to the date CSX receives a favorable determination letter with respect to the qualified status of the Plan at the time of its termination.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

APPENDIX A

SECTION I

Corrective Distribution of Excess Contributions. For each Member who is a Highly Compensated Employee as to his or her portion (if any) of the Excess Contributions, the Plan Administrator may cause the Trustee to distribute up to the entire amount of that Member’s portion of the Excess Contributions.

(1) The amount of Pre-Tax Contributions and/or Roth Contributions made on behalf of some or all Highly Compensated Employees shall be uniformly reduced as follows:

(A) The Pre-Tax Contributions and/or Roth Contributions of the Highly Compensated Employee with the highest dollar amount of such contributions shall be reduced by the amount required to cause that Highly Compensated Employee’s Pre-Tax Contributions and/or Roth Contributions to equal the dollar amount of the Pre-Tax Contributions and/or Roth Contributions of the Highly Compensated Employee with the next highest dollar amount of such contributions. This amount is then distributed to the Highly Compensated Employee with the highest dollar amount. If a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total Excess Contributions, the lesser reduction amount is applied.

(B) This process in step (A) shall be repeated in descending order until all of the total Excess Contributions have been distributed.

(2) Pre-Tax Contributions and/or Roth Contributions subject to distribution under this Appendix A, Section I, together with earnings (as used in Section 3.09, gain or loss, as determined in accordance with regulations prescribed by the Secretary of the Treasury under the provisions of Code Sections 402(g), 401(k) and 401(m)), shall be paid to the Member before the close of the Plan Year following the Plan Year in which the Excess Contributions were made, and to the extent practicable, within 2 1⁄2 months of the close of the Plan Year in which the Excess Contributions were made. Pre-Tax Contributions shall be paid to the Member before Roth Contributions. However, any Excess Contributions to be returned under this Section (I) for any Plan Year shall be reduced by any Excess Deferrals previously returned to the Member for the calendar year ending within that Plan Year. In the event any Excess Contributions returned under this Section (I) were matched by Employer contributions, such corresponding Company Matching Contributions, with earnings thereon, shall be distributed to the Member.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

Allocation of Gap Period Earnings. Notwithstanding any other provision of the Plan to the contrary, the earnings allocable to Excess Contributions are equal to the sum of the allocable gain or loss for the Plan Year and, to the extent Excess Contributions are or will be credited with earnings for the gap period (i.e., the period after the close of the Plan Year and prior to the distribution) if the total Account were to be distributed, the allocable gain or loss during that period (or a date no more than seven days before the date of distribution). Within 12 months after the close of the Plan Year in which the Excess Contributions arose, the Plan shall distribute to each Highly Compensated Employee the Excess Contributions apportioned to such Highly Compensated Employee and the allocable earnings. The earnings allocable to Excess Contributions shall be determined based on any reasonable method selected by the Employer on a non-discriminatory basis with respect to all similarly situated Members.

Excess Contributions shall be adjusted for earnings up to the last day of the Plan Year without considering the gap period (the period between the end of the Plan Year and the date of distribution) or any adjustment for earnings during the gap period.

(1) No Requirement for Recalculation. If these distributions are made, the Plan is treated as meeting the nondiscrimination test of Code Section 401(k)(3) regardless of whether the ADP test, if recalculated after distributions, would satisfy Code Section 401(k)(3).

(2) Taxation of Distributions. Excess Contributions (and earnings) distributed to a Member shall be includible in the Member’s gross income, if applicable, for the tax year in which distributed.

(3) De Minimis Distributions. If total Excess Contributions and Excess Aggregate Contributions for a Plan Year are less than $100 (excluding earnings), the corrective distribution of Excess Contributions and earnings is includible as gross income of the Member in the taxable year in which the distribution is made.

(4) No Consent Required. A distribution of Excess Contributions and earnings may be made without regard to any notice and consent otherwise required under Code Sections 411(a)(11) and 417.

Excess Contributions Recharacterized as Catch-Up Contributions and/or Catch-Up Roth Contributions. If a Member is eligible to make Catch-Up Contributions and/or Catch-Up Roth Contributions under Section 3.01(e) and Code Section 414(v), any Excess Contribution for such Member shall be recharacterized as a Catch-Up Contribution and/or Catch-Up Roth Contribution, as applicable, for the Plan Year in which the Excess Contribution was made, up to the applicable limit.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

APPENDIX A

SECTION II

Avoiding or Correcting Excess Aggregate Contributions. If the Plan Administrator determines that the limitations under Section 3.09(c) have been exceeded in any Plan Year, the provisions set forth in this Appendix A, Section II shall apply:

(1) The amount of Company Matching Contributions made by or on behalf of some or all Highly Compensated Employees in the Plan Year shall be reduced as follows:

(A) The Company Matching Contributions of the Highly Compensated Employee with the highest total dollar amount of such contributions shall be reduced by the amount required to cause that Highly Compensated Employee’s Company Matching Contributions to equal the dollar amount of such contributions of the Highly Compensated Employee with the next highest total dollar amount of such contributions. This amount is then distributed to the Highly Compensated Employee with the highest dollar amount. If a lesser reduction, when added to the total dollar amount already distributed under this step, would equal the total Excess Aggregate Contributions, the lesser reduction amount is applied.

(B) This process in step (A) shall be repeated in descending order until all of the total Excess Aggregate Contributions have been distributed.

(2) Any repayment of Excess Aggregate Contributions shall be made before the close of the Plan Year following the Plan Year for which those contributions were made, and to the extent practicable shall be made within 2 1⁄2 months of the close of the Plan Year in which the contributions were made.

(3) Taxation of Distributions. Excess Aggregate Contributions (and earnings) distributed to a Member are includible in the Member’s gross income in the taxable year in which distributed.

(4) Allocation of Gap Period Earnings. Excess Aggregate Contributions shall be adjusted for earnings up to the date of distribution (i.e., the gap period) (or a date no more than seven days before the date of distribution). The earnings allocable to Excess Aggregate Contributions shall be determined based on any reasonable method selected by the Employer on a non-discriminatory basis with respect to all similarly situated Members. Within 12 months after the close of the Plan Year in which the Excess Aggregate Contributions arose, the Plan shall distribute to each Highly Compensated Employee the Excess Aggregate Contributions apportioned to such Highly Compensated Employee and the allocable earnings.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020

Excess Aggregate Contributions shall be adjusted for allocable earnings up to the last day of the Plan Year without considering the gap period (the period between the end of the Plan Year and the date of distribution) or any adjustment for allocable earnings during the gap period.

(1) No Requirement for Recalculation. If these distributions are made, the Plan is treated as meeting the nondiscrimination test of Code Section 401(m)(2) regardless of whether the ACP test, if recalculated after distributions, would satisfy Code Section 401(m)(2).

(2) No Consent Required. A distribution of Excess Aggregate Contributions (and income and earnings thereon) may be made without regard to any notice and consent otherwise required under Code Sections 411(a)(11) and 417.

CSX Corporation 401(k) Plan

Plan No. 003

January 1, 2020